                                                                    Exhibit 10.1


                     BUSINESS LOAN AND SECURITY AGREEMENT

                          dated as of March 18, 1999,

                                 by and among

                                AVERSTAR, INC.,

                         COMPUTER BASED SYSTEMS, INC.

             and other Borrower parties hereto from time to time,

                               as the Borrowers,

                      FIRST UNION COMMERCIAL CORPORATION

              and other Lender parties hereto from time to time,

                                as the Lenders,

                                      and

                      FIRST UNION COMMERCIAL CORPORATION,

                                 as the Agent

                               TABLE OF CONTENTS

CERTAIN DEFINITIONS........................................................      1

 ARTICLE 1     COMMITMENT...................................................    15

 Section 1.1   Maximum Loan Amount..........................................    15
 Section 1.2   Use of Proceeds..............................................    16
 Section 1.3   Borrowing Base and Maximum Advances..........................    16
 Section 1.4   Advances.....................................................    17
 Section 1.5   Additional Mandatory Payments; Reduction of Commitment.......    18
 Section 1.6   Field Audits.................................................    20
 Section 1.7   Fees.........................................................    20
 Section 1.8   Termination of Advances; Reduction of the Revolving Facility
               Commitment Amount............................................    21
 Section 1.9   Appointment of AverStar......................................    21
 Section 1.10  Joinder of New Subsidiaries and Affiliates...................    22

 ARTICLE 2     LETTERS OF CREDIT............................................    22

 Section 2.1   Issuance.....................................................    22
 Section 2.2   Amounts Advanced Pursuant to Letters of Credit...............    23
 Section 2.3   Letter of Credit Fees........................................    23

 ARTICLE 3     SECURITY.....................................................    24

 Section 3.1   Security Generally...........................................    24
 Section 3.2   No Preference or Priority....................................    26
 Section 3.3   Release of Security Interest.................................    26

 ARTICLE 4     CONDITIONS TO THE OBLIGATIONS OF THE LENDER(S)...............    26

 Section 4.1   Satisfaction of Commitment Letter Conditions;
               Compliance with Agreements...................................    26
 Section 4.2   No Default...................................................    28
 Section 4.3   Documentation................................................    28

 ARTICLE 5     REPRESENTATIONS AND WARRANTIES...............................    29

 Section 5.1   Corporate Existence and Qualification........................    29
 Section 5.2   Corporate Authority; Noncontravention........................    29
 Section 5.3   Financial Position...........................................    29
 Section 5.4   Payment of Taxes.............................................    30
 Section 5.5   Accuracy of Submitted Information; Omissions.................    30
 Section 5.6   Government Contracts.........................................    30

 Section 5.7   No Defaults or Liabilities...................................    31
 Section 5.8   No Violations of Law.........................................    31
 Section 5.9   Litigation and Proceedings...................................    31
 Section 5.10  Security Interest in the Collateral..........................    31
 Section 5.11  Principal Place of Business; Location
               of Books and Records; No Inventory...........................    32
 Section 5.12  Fiscal Year..................................................    32
 Section 5.13  Pension Plans................................................    32
 Section 5.14  O.S.H.A., ADA and Environmental Compliance...................    33
 Section 5.15  Intellectual Property........................................    34
 Section 5.16  Existing or Pending Defaults; Material Contracts.............    34
 Section 5.17  Leases and Real Property.....................................    34
 Section 5.18  Labor Relations..............................................    34
 Section 5.19  Assignment of Government Contracts...........................    35
 Section 5.20  Ownership Interests..........................................    35
 Section 5.21  Contribution Agreement.......................................    35
 Section 5.22  Solvency.....................................................    35
 Section 5.23  Year 2000 Compliance.........................................    35
 Section 5.24  Joint and Several Liability..................................    36
 Section 5.25  Survival of Representations and Warranties...................    36

 ARTICLE 6     AFFIRMATIVE COVENANTS........................................    36

 Section 6.1   Payment of Loan Obligations..................................    36
 Section 6.2   Payment of Taxes.............................................    36
 Section 6.3   Delivery of Financial and Other Statements...................    36
 Section 6.4   Maintenance of Records; Review by the Lenders................    38
 Section 6.5   Maintenance of Insurance Coverage............................    38
 Section 6.6   Maintenance of Property/Collateral; Performance of Contracts.    38
 Section 6.7   Maintenance of Corporate Existence...........................    39
 Section 6.8   Maintenance of Certain Accounts with Lender..................    39
 Section 6.9   Maintenance of Management....................................    39
 Section 6.10  Disclosure of Defaults, Etc..................................    39
 Section 6.11  Security Perfection; Assignment of Claims Act;
               Payment of Costs.............................................    40
 Section 6.12  Defense of Title to Collateral...............................    40
 Section 6.13  Compliance with Law..........................................    40
 Section 6.14  Further Assurances; Additional Requested Information.........    41
 Section 6.15  Financial Covenants..........................................    41
 Section 6.16  Year 2000 Compliance.........................................    44
 Section 6.17  Landlord Waivers; Subordination..............................    44
 Section 6.18  Substitute Notes.............................................    44
 Section 6.19  Interest Rate Contracts......................................    45
 Section 6.20  Joint and Several Liability..................................    45

 ARTICLE 7     NEGATIVE COVENANTS...........................................    45

 Section 7.1   Change of Control; Disposition of Assets;
               Merger.......................................................    45
 Section 7.2   Margin Stocks................................................    46
 Section 7.3   Change of Operations.........................................    46
 Section 7.4   Judgments; Attachments.......................................    46
 Section 7.5   Further Assignments; Performance and
               Modification of Contracts; etc...............................    46
 Section 7.6   Affect Rights of the Agent or Lender(s)......................    46
 Section 7.7   Indebtedness; Granting of Security Interests.................    47
 Section 7.8   Dividends; Loans; Advances; Investments
               and Certain Other Events.....................................    47
 Section 7.9   Lease Obligations............................................    48
 Section 7.10  Capital Expenditures.........................................    48
 Section 7.11  Lockbox Deposits.............................................    49
 Section 7.12  Shareholders Agreement; Merger Agreement, Etc................    49
 Section 7.13  Transactions With Affiliates.................................    49
 Section 7.14  Joint and Several Liability..................................    49

 ARTICLE 8     COLLATERAL ACCOUNT...........................................    49

 ARTICLE 9     DEFAULT AND REMEDIES.........................................    50

 Section 9.1   Events of Default............................................    50
 Section 9.2   Remedies.....................................................    52

 ARTICLE 10    THE AGENT; AGENCY............................................    55

 Section 10.1  Appointment..................................................    55
 Section 10.2  General Nature of the Agent's Duties.........................    55
 Section 10.3  Exercise of Powers...........................................    56
 Section 10.4  General Exculpatory Provisions...............................    57
 Section 10.5  Administration by the Agent..................................    58
 Section 10.6  Lenders Not Relying on the Agent or Other Lenders............    59
 Section 10.7  Indemnification..............................................    60
 Section 10.8  The Agent in its Individual Capacity.........................    60
 Section 10.9  Holders of Notes.............................................    60
 Section 10.10 Successor Agent..............................................    61
 Section 10.11 Additional Agents............................................    61
 Section 10.12 Calculations.................................................    61
 Section 10.13 Funding by Agent.............................................    62
 Section 10.14 Benefit of Article...........................................    64

 ARTICLE 11    CERTAIN ADDITIONAL RIGHTS AND OBLIGATIONS REGARDING
               THE COLLATERAL...............................................    64

 Section 11.1  Power of Attorney............................................    64
 Section 11.2  Lockbox......................................................    65

 Section 11.3  Other Agreements.............................................    66

 ARTICLE 12    MISCELLANEOUS................................................    66

 Section 12.1  Remedies Cumulative..........................................    66
 Section 12.2  Waiver.......................................................    67
 Section 12.3  Notices......................................................    67
 Section 12.4  Entire Agreement.............................................    68
 Section 12.5  Relationship of the Parties..................................    68
 Section 12.6  Waiver of Jury Trial.........................................    69
 Section 12.7  Submission to Jurisdiction; Service of Process; Venue........    69
 Section 12.8  Changes in Capital Requirements..............................    69
 Section 12.9  Captions.....................................................    70
 Section 12.10 Modification and Waiver......................................    70
 Section 12.11 Transferability..............................................    70
 Section 12.12 Governing Law; Binding Effect................................    70
 Section 12.13 Gender; Number...............................................    71
 Section 12.14 Materiality..................................................    71
 Section 12.15 Counterparts.................................................    71



LIST OF EXHIBITS:

EXHIBIT 1   -  Request for Advance
EXHIBIT 1(a)-  Request for Swing Line Loan
EXHIBIT 2      LIBOR Election Form and Certification
EXHIBIT 3      LIBOR Interest Election Procedure and
               Requirements
EXHIBIT 4   -  Borrowing Base/Non-Default Certificate (with Schedules A, B & C)
EXHIBIT 5   -  Quarterly Covenant Compliance/Non-Default Certificate
EXHIBIT 6      Form of Joinder Agreement
EXHIBIT 7      Pricing Grid
EXHIBIT 8      Form of Payment Direction Letter
EXHIBIT 9      Form of Assignment and Acceptance Agreement

SCHEDULES

                     BUSINESS LOAN AND SECURITY AGREEMENT
                     ------------------------------------

       THIS BUSINESS LOAN AND SECURITY AGREEMENT, dated as of March 18, 1999, is by and among (i) FIRST UNION COMMERCIAL CORPORATION, a North Carolina corporation, having offices at 1970 Chain Bridge Road, 9th Floor, McLean, Virginia 22102; (ii) FIRST UNION COMMERCIAL CORPORATION, a North Carolina corporation, acting in its capacity as Agent for the Lenders, having offices at 1970 Chain Bridge Road, 9th Floor, McLean, Virginia 22102; (iii) each other person or entity who is now or hereafter becomes a "Lender" pursuant to this Agreement; (iv) AVERSTAR, INC., a Delaware corporation ("AverStar"), having offices at 23 Fourth Avenue, Burlington, Massachusetts 01803, COMPUTER BASED SYSTEMS, INC., a Virginia corporation ("CBSI"), having offices at 2750 Prosperity Avenue, Suite 300, Fairfax, Virginia 22031, COMPUTING APPLICATIONS SOFTWARE TECHNOLOGY, INC., a California corporation, having offices at 23 Fourth Avenue, Burlington, Massachusetts 01803, INTERMETRICS SECURITIES, INC., a Massachusetts corporation, having offices at 23 Fourth Avenue, Burlington, Massachusetts 01803, and INTERMETRICS INTERNATIONAL, INC., a Massachusetts corporation, having offices at 23 Fourth Avenue, Burlington, Massachusetts 01803; and (v) each other person or entity hereafter becoming a "Borrower" by executing, among other things, a "Joinder Agreement" pursuant to this Agreement.

                        W I T N E S S E T H    T H A T:
                        - - - - - - - - - -    - - - -

       In consideration of the mutual covenants and agreements herein contained, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, represent and warrant as follows:

                              CERTAIN DEFINITIONS
                              -------------------

       For the purposes of this Business Loan and Security Agreement, the terms set forth below shall have the following definitions:

       "Acceleration Date" shall mean the date on which all principal, interest and other sums owing on the Obligations shall be declared immediately due and payable in full prior to the stated maturity thereof.

       "Account Debtor" shall mean any person or entity who is (i) unrelated and unaffiliated with any Borrower, and (ii) indebted to any Borrower for the payment of any Receivable; it being understood and agreed that when computations are being made with respect to amounts due and owing from an Account Debtor (a) such computations shall be made on a contract by contract basis (as opposed to on an Account Debtor basis), with respect to amounts owing in connection with Government Contracts, and (b) such computations shall be made on the basis of all amounts due from the Account Debtor and any other person or entity related to or affiliated with the particular Account Debtor, with respect to amounts owing in connection with contracts which are not Government Contracts.

       "Acquisition" shall mean the acquisition by AverStar of all of the issued and outstanding capital stock of CBSI pursuant to the terms and provisions of the Merger Agreement.

       "Additional Base Rate Interest Margin" shall have the meaning assigned to such term in the Notes and in Exhibit 7 attached to this Agreement.
                              ---------

       "Additional Libor Interest Rate Margin" shall have the meaning assigned to such term in the Notes and in Exhibit 7 attached to this Agreement.
                                 ---------

       "Agent" shall mean First Union Commercial Corporation, a North Carolina corporation, acting in its capacity as agent for the Lenders, or any successor Agent appointed pursuant to Section 10.10 of this Agreement.

       "Agreement" or "Loan Agreement" shall mean this Business Loan and Security Agreement, together with all exhibits and schedules attached hereto and any and all amendments or modifications of any of the foregoing made in accordance with Section 12.10 of this Agreement.

       "Applicable Interest Rate" shall mean either the (i) LIBOR or (ii) Base Rate, as set forth in the Notes.

       "Applicable Laws" shall mean any federal, state or local law, ordinance, rule or regulation to which any Borrower or the property of any Borrower is subject, whether domestic or international.

       "Assignment of Claims Act" shall mean the Assignment of Claims Act of 1940, 31 U.S.C. Section 3727 and 41 U.S.C. Section 15, as amended.

       "Assignment of Promissory Notes as Collateral" shall mean that certain Assignment of Promissory Notes as Collateral of even date herewith, made by AverStar and accepted by the Agent for the ratable benefit of the Lenders, together with any and all modifications and/or amendments thereof.

       "Averstar" shall have the meaning attributed to such term in the Preamble of this Agreement.

       "Base Rate" shall mean the higher of the (i) Federal Funds Rate, plus one-half of one percent (.50%) or (ii) Prime Rate.

       "Borrower" or "Borrowers" shall mean AverStar, Inc., a Delaware corporation, Computer Based Systems, Inc., a Virginia corporation, Computing Applications Software Technology, Inc., a California corporation, Intermetrics Securities, Inc., a Massachusetts corporation, Intermetrics International, Inc., a Massachusetts corporation, and/or each other person or entity hereafter executing a Joinder Agreement pursuant to Section 1.10 of this Agreement, individually or collectively, as the context may require.

       "Borrowing Base/Non-Default Certificate" shall mean a certificate in the form of Exhibit 4 hereto.
        ---------

       "Borrowing Base Deficiency" shall have the meaning assigned to such term in Section 1.3 of this Agreement.

       "Business Day" shall mean any day other than (i) a Saturday, Sunday, or public holiday under the laws of the Commonwealth of Virginia; (ii) any other day on which banking institutions are authorized or obligated to close in the city in which the Agent's office is located; or (iii) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Loan bearing interest on a LIBOR basis, any day on which banks are not open for trading in Dollar deposits in the London interbank market.

       "CBSI" shall have the meaning attributed to such term in the Preamble of this Agreement.

       "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.).

       "Closing" shall mean the settlement of the transactions contemplated hereby.

       "Closing Date" shall mean the date on which Closing occurs.

       "Collateral" shall have the meaning assigned to such term in Section 3.1 of this Agreement.

       "Collateral Account" shall have the meaning assigned to such term in
Article 8 of this Agreement.

       "Commercial Contract" shall mean any written contract to which the Borrower is a party (other than a Government Contract or a contract with the District of Columbia or any department, instrumentality or agency thereof) which gives rise or may give rise to a Receivable.

       "Commitment Amount" shall mean Seventy-five Million and No/100 Dollars ($75,000,000.00), or if the maximum aggregate commitment of the Lender(s) hereunder is reduced pursuant to the terms of this Agreement, such lesser amount.

       "Commitment Fee" shall have the meaning assigned to such term in Section 1.7(a) of this Agreement.

       "Commitment Letter" shall mean that certain letter dated February 1, 1999 from the Agent and First Union Capital Markets Corp. to the Borrowers relating to the Loan.

       "Contribution Agreement" shall mean that certain Contribution Agreement of even date herewith, executed and delivered by and among the Borrowers immediately prior to the Closing, as amended from time to time pursuant to the terms thereof.

       "Default Rate" shall mean the Applicable Interest Rate, plus the applicable Additional Base Rate Interest Margin and/or the applicable Additional Libor Interest Rate Margin (as the case may be), plus two percent (2%).

       "EBITDA" shall mean, as of the date of any determination, the Borrowers' net income (or loss), plus interest expense, plus all charges against income for foreign, federal, state and local income taxes, plus depreciation expense, plus amortization expense, and excluding any other non-cash items to the extent included in determining net income (or loss), all as determined on a consolidated basis in accordance with GAAP. For the purpose of any applicable EBITDA calculation, EBITDA for the fiscal quarter ending 12/31/98 may include "add-backs" for the one-time, non-recurring items set forth on Schedule A
                                                               ----------
hereto.

       "Eligible Accounts Receivables" shall mean, collectively, Eligible Billed Government Accounts Receivable, Eligible Billed Commercial Accounts Receivable and Eligible Unbilled Government Costs.

       "Eligible Assignee" shall mean any Lender, an affiliate of any Lender, a Federal Reserve Bank or any other "Qualified Institutional Buyer," as such term is defined under Rule 144(A), promulgated under the Securities Act of 1933, as amended.

       "Eligible Billed Government Accounts Receivable" shall mean all Receivables arising from Government Contracts which (a) represent amounts due and owing for products actually delivered or services actually performed or rendered by or on behalf of any Borrower to or for the benefit of an Account Debtor pursuant to a Government Contract; (b) have been properly billed and are outstanding less than one hundred twenty-one (121) days from the date of original invoice; (c) arise in the ordinary course of such Borrower's business;
(d) are due, owing and not subject to any defense, set-off or counterclaim; and
(e) are not Ineligible Receivables.

       "Eligible Billed Commercial Accounts Receivable" shall mean all Receivables (other than Receivables arising from Government Contracts) which (a) represent amounts due and owing for products actually delivered or services actually performed or rendered by or on behalf of any Borrower to or for the benefit of an Account Debtor (other than the Government); (b) have been properly billed and are outstanding less than ninety-one (91) days from the date of original invoice; (c) arise in the ordinary course of such Borrower's business; (d) are due, owing and not subject to any defense, set-off or counterclaim; and (e) are not Ineligible Receivables.

       "Eligible Unbilled Government Costs" shall mean all costs actually incurred by any Borrower and arising out of work actually performed by such Borrower under Government Contracts which (a) are eligible to be billed to the Government in accordance with the applicable Government Contract within thirty
(30) days of the certification date of the applicable Borrowing Base/Non-Default Certificate (or within forty-five (45) days of the certification date of the applicable Borrowing Base/Non-Default Certificate if incurred in connection with progress payment/milestone contracts), in each case, with no additional performance required by any person, and no condition to payment by the Government, other than receipt of an appropriate invoice); (b) may, in accordance with GAAP, be included as current assets of such Borrower, even though such amounts have not been billed to the Government; (c) satisfy all requirements of Eligible Billed Government Receivables (except that such costs have not yet been billed and are therefore not yet due and payable); and (d) are not (i) cost or profit retentions; (ii) variances from approved government reimbursement rates; or (iii) otherwise deemed ineligible by the Agent or the Required Lenders.

       "Event of Default" shall have the meaning assigned to such term in
Section 9.1 of this Agreement.

       "Excess Cash Event" shall mean (i) any sale or disposition of any of the assets of any Borrower which is (a) not in the ordinary course of business; or
(b) prohibited by the terms of this Agreement; (ii) the receipt by or on behalf of any Borrower of insurance proceeds in excess of (a) Five Hundred Thousand and No/100 Dollars ($500,000.00), in the aggregate, during any fiscal year, or (b) One Million and No/100 Dollars ($1,000,000.00), in the aggregate, during the term of the Facilities; and/or (iii) the reversion of any pension plan assets.

       "Excess Cash Flow" shall mean, as of the date of determination (which shall occur no later than March 31st of each fiscal year of the Borrowers), the sum of the Borrowers' net income, plus non-cash charges, minus scheduled principal payments, minus capital expenditures and minus any increase (or plus any decreases) in working capital requirements (i.e., any increase or decrease in the amount by which current assets exceed current liabilities), and minus any payments required to be paid by the Borrowers pursuant to certain retirement plans and repurchase agreements described on Schedule B hereto, as the case may
                                             ----------
be, in each case for the immediately preceding fiscal year, and determined on a consolidated basis in accordance with GAAP.

       "Facility" or "Facilities" shall mean the Revolving Facility, Term Facility "A", Term Facility "B" and/or Swing Line Facility, individually or collectively, as the context may require.

       "Federal Funds Rate" for any day shall mean the rate per annum (rounded upward to the nearest 1/8 of 1%) determined by the Agent to be the rate per annum announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal Funds transactions arranged by Federal Funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Rate for the last day on which such rate was announced.

       "Fee Letter" shall mean that certain letter dated February 1, 1999, by and between the Borrower and the Agent with respect to certain fees payable in connection with the Loan.

       "First Union" shall mean First Union Commercial Corporation, a North Carolina corporation, acting individually, together with its successors and assigns.

       "Fixed Charge Coverage Ratio" shall have the meaning assigned to such term in Section 6.15(b) of this Agreement.

       "GAAP" shall mean domestic generally accepted accounting principles, consistently applied.

       "Government" shall mean the United States government or any department, instrumentality or agency thereof, and any state government or any department, instrumentality or agency thereof; it being expressly understood and agreed that the District of Columbia is not included within this definition of Government.

       "Government Contract Assignments" shall have the meaning assigned to such term in Section 6.11 of this Agreement.

       "Government Contract" or "Government Contracts" shall mean each and all written contracts between a Borrower and the Government.

       "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances, pollutants or contaminants as defined in CERCLA, HMTA, RCRA or any other applicable environmental law, rule, order or regulation.

       "Hazardous Wastes" shall mean, without limitation, all waste materials subject to regulation under CERCLA, RCRA or analogous state law, and/or any other applicable Federal and/or state law now in force or hereafter enacted relating to hazardous waste treatment or disposal.

       "HMTA" shall mean the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.)

       "IES Notes" shall have the meaning attributed to such term in Section 7.8(b) of this Agreement.

       "Ineligible Receivables" shall mean Receivables which are (a) evidenced by a promissory note or similar instrument; (b) owed or payable by an Account Debtor pursuant to a Commercial Contract, if payment of fifty percent (50%) or more of the aggregate balance due from that Account Debtor is outstanding for more than ninety (90) days from the date of original invoice; (c) owed or payable by an Account Debtor pursuant to a Government Contract, if payment of fifty percent (50%) or more of the aggregate balance due from that Account Debtor under such Government Contract is outstanding for more than one hundred twenty (120) days from the date of original invoice; (d) owing from any person that is the subject of any (i) suit, lien, levy or judgment which could reasonably be expected to affect the collectibility of said account(s), or (ii) bankruptcy, insolvency or a similar process or proceeding; (e) owing from foreign Account Debtors; (f) unbilled as a result of rate variances or retainage provisions; (g) bonded accounts receivable; (h) at-risk receivables (i.e., receivables arising from work for which payment from an Account Debtor is not certain); or (i) other receivables deemed ineligible by the Agent or the Required Lenders in their sole and absolute discretion.

       "Intellectual Property Security Agreement" shall mean that certain Intellectual Property Security Agreement of even date herewith, made by the Borrowers in favor of the Agent for the ratable benefit of the Lenders, together with any and all modifications and/or amendments thereto.

       "Interest Expense" shall mean, as of the date of any determination, the Borrowers' aggregate cash interest expense for borrowed money (including, without limitation, premiums and interest expense arising from or relating to interest rate protection agreements and original issue discounts), plus the amount of all other interest due (whether paid or not paid) on any indebtedness of the Borrowers for the applicable measurement period, all as determined on a consolidated basis in accordance with GAAP.

       "Interest Period" means as to any Loan proceeds for which LIBOR based interest has been elected in accordance with this Agreement, the period commencing on and including the date such LIBOR election is effective (or the effective date of the election to convert any portion of the Loan to a LIBOR interest basis in accordance with the provisions of this Agreement) and ending on and including the day which is 30, 60, 90 or 180 days thereafter, as available, and as selected in accordance with the provisions of this Agreement; provided, however, that: (i) the first day of any Interest Period shall be a Business Day; (ii) if any Interest Period would end on a day that would not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day; and (iii) no Interest Period shall extend beyond the Revolving Facility Maturity Date, Term Facility "A" Maturity Date or Term Facility "B" Maturity Date, as applicable.

       "Joinder Agreement" shall have the meaning assigned to such term in
Section 1.10 of this Agreement.

       "Lender" and/or "Lenders" shall mean, individually or collectively as the context may require, First Union Commercial Corporation, a North Carolina corporation, and any and all other banking or financial institutions which have
(i) extended credit to the Borrowers pursuant to this Agreement, and (ii) agreed to be bound by the terms and provisions of this Agreement.

       "Letter of Credit" and "Letters of Credit" shall mean, respectively, each and all of the trade and standby letters of credit issued pursuant to this Agreement, if any.

       "Letter of Credit Application" shall have the meaning assigned to such term in Section 2.1 of this Agreement.

       "Letter of Credit Administration Fee" shall have the meaning assigned to such term in Section 2.3 of this Agreement.

       "Letter of Credit Fee" shall have the meaning assigned to such term in
Section 2.3 of this Agreement.

       "LIBOR" shall mean for any Interest Period with respect to any Loan proceeds for which a LIBOR election has been made and is effective, the per annum interest rate (rounded upward, if necessary, to the nearest next 1/8 of 1%) set forth on Telerate Page 3750, on an immediately available funds basis, at or about 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the first day of such Interest Period, for the offering by leading banks in the London Interbank Eurodollar market of Dollar deposits for a period comparable in time to the duration of such Interest Period and in amounts comparable to the amounts for which LIBOR is to be determined, adjusted for reserve requirements, if any. If the Agent shall be unable to obtain LIBOR quotes on Telerate Page 3750, LIBOR shall be the average of those rates quoted on the REUTERS "LIBO" page for a period comparable to the applicable Interest Period (rounded upward, if necessary, to the nearest next 1/8 of 1%).

       "LIBOR Election Form and Certification" shall mean that certain LIBOR Election Form and Certification attached as Exhibit 2 hereto.
                                            ---------

       "Loan" and "Loans" shall mean, individually or collectively as the context may require, the loan or loans made by the Lender(s) to the Borrowers in the aggregate maximum principal amount of Seventy-five Million and No/100 Dollars ($75,000,000.00), or so much thereof as shall be advanced or readvanced from time to time, which are represented by the Facilities, and which shall be evidenced by, bear interest and be payable in accordance with the terms and provisions of the Notes and this Agreement.

       "Loan Document" and "Loan Documents" shall mean, respectively, each and all of this Agreement, the Notes, the Stock Security Agreement, the Pledge of Accounts, the Assignment of Promissory Notes as Collateral, the Intellectual Property Security Agreement and each and every other document, instrument or certificate now or hereafter executed and/or delivered by any Borrower in connection with the Loan.

       "Mandatory Payments" shall mean the mandatory payments required to be made on the Loan pursuant to Section 1.5 of this Agreement.

       "Mass Mutual" shall mean Massachusetts Mutual Life Insurance Company, a Massachusetts corporation.

       "Mass Mutual Entities" shall mean, individually or collectively as the context may require, Mass Mutual, MassMutual Corporate Investors, a Massachusetts business trust, MassMutual Participation Investors, a Massachusetts business trust, MassMutual Corporate Value Partners, a Grand Cayman Islands corporation and MassMutual High Yield Partners II, LLC, a Delaware limited liability company, and their successors and assigns.

       "Material Contract" shall mean (i) any and all Government Contracts pursuant to which a Borrower is or may be (a) entitled to receive payments in excess of One Million and No/100 Dollars ($1,000,000.00), in the aggregate, per annum, or (b) obligated to make payments or have any other obligation or liability thereunder (direct or contingent) in excess of One Million and No/100 Dollars ($1,000,000.00), in the aggregate, per annum; and (ii) any and all contracts or agreements (other than Government Contracts) to which a Borrower is a party and pursuant to which such Borrower is or may be (a) entitled to receive payments in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), in the aggregate, per annum, or (b) obligated to make payments or have any other obligation or liability thereunder (direct or contingent) in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), in the aggregate, per annum.

       "Maximum Borrowing Base" shall have the meaning assigned to such term in
Section 1.3(a) of this Agreement.

       "Merger Agreement" shall mean that certain Agreement and Plan of Merger dated as of January 31, 1999, by and among (i) AverStar, (ii) AverStar Acquisition, Inc., a Virginia corporation, (iii) CBSI, and (iv) the Stockholders of CBSI party thereto.

       "Note" and "Notes" shall mean, individually or collectively as the context may require, the Revolving Facility Note(s), the Term Facility "A" Note(s), the Term Facility "B" Note(s), the Swing Line Note and/or any other promissory notes executed pursuant to this Agreement, together with all extensions, renewals, modifications, replacements and substitutions thereof and therefor.

       "Note "B" Holder" and "Note "B" Holders" shall mean, individually or collectively as the context may require, each and all of the holders from time to time of the Term Facility "B" Notes, and their respective successors and assigns.

       "Obligation" and "Obligations" shall mean, respectively, any and all obligations or liabilities of any Borrower to any Lender(s) and/or the Agent, whether now existing or hereafter created or arising, direct or indirect, matured or unmatured, and whether absolute or contingent, joint, several or joint and several, and no matter how the same may be evidenced or shall arise (including, without limitation, any and all interest rate protection agreements, overdraft protection contracts and foreign exchange contracts).

       "Payment Default" shall have the meaning attributed to such term in
Section 9.2(c) of this Agreement.

       "Percentage" shall mean with respect to each Lender, the percentage set forth next to such Lender's name on Schedule 1 to this Agreement, as the same
                                    ----------
may be amended from time to time.

       "Permitted Liens" shall mean: (a) liens for taxes which are not yet due and payable or which are being contested in good faith and by appropriate proceedings, which (i) the Borrower has the financial ability to pay, including penalties and interest, and (ii) the non-payment thereof will not result in the execution of any such tax lien or otherwise adversely affect the interests of the Agent in any part of the Collateral; (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, incurred in the ordinary course of business; (c) liens securing indebtedness of the Borrowers permitted by Section 7.7 of this Agreement; (d) cash deposits pledged to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature made in the ordinary course of business; (e) mechanics', workmen's, repairmen's, warehousemen's, vendors' or carriers' liens or other similar liens; provided that such liens arise in the ordinary course of the Borrower's business and secure sums which are not past due, or which are separately secured by cash deposits or pledges in an amount adequate to obtain the release of such liens; (f) except as otherwise provided in this Agreement, statutory or contractual landlord's liens on the Borrower's tangible personal property located in the demised premises; (g) zoning or other similar and customary land use restrictions, which do not materially impair the use or value of the subject property; (h) judgment liens which are not prohibited by Section 7.4 of this Agreement; (i) other liens expressly permitted by the terms and provisions of this Agreement; and (j) liens in favor of the Agent.

       "Pledge of Accounts" shall mean that certain Pledge of Accounts of even date herewith, made by the Borrowers in favor of the Agent for the ratable benefit of the Lenders, together with any and all amendments and/or modifications thereof.

       "Prepayment Fee" shall have the meaning attributed to such term in

Exhibit 3 to this Agreement.
---------

       "Prime Rate" shall mean the rate of interest from time to time established and publicly announced by First Union as its prime rate, in First Union's sole discretion, which rate of interest may be greater or less than other interest rates charged by First Union to other borrowers and is not solely based or dependent upon the interest rate which First Union may charge any particular borrower or class of borrowers.

       "Principal Borrowers" shall mean, individually or collectively as the context may require, AverStar, CBSI and/or any other Borrower which, as of any date of determination, is a "significant subsidiary," as such term is defined in Title 17, Code of Federal Regulations, Part 210.1-02.

       "Quarterly Covenant Compliance Certificate" shall have the meaning attributed to such term in Section 6.3(d) of this Agreement.

       "RCRA" shall mean the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et. seq.).

       "Receivables" shall mean all of the Borrowers' present and future accounts, contracts, contract rights, chattel paper, general intangibles, notes, drafts, acceptances, chattel mortgages, conditional sale contracts, bailment leases, security agreements, contribution rights and other forms of obligations now or hereafter arising out of or acquired in the course of or in connection with any business the Borrowers conduct, together with all liens, guaranties, securities, rights, remedies and privileges pertaining to any of the foregoing, whether now existing or hereafter created or arising, and all rights with respect to returned and repossessed items of inventory.

       "Reduction/Termination Date" shall mean the date on which, in accordance with Section 1.8 of this Agreement, the Borrowers shall have terminated the obligation of the Lender(s) to make additional advances under the Loan, or irrevocably reduced the Revolving Facility Commitment Amount.

       "Request for Advance and Certification" shall mean the form Request for Advance and Certification attached as Exhibit 1 hereto.
                                      ---------

       "Required Lenders" shall mean all of the Lenders who, at any given time
(a) are not in default under or in breach of any of the terms and conditions of this Agreement applicable to such Lender, and (b) hold Notes or participation interests representing, in the aggregate, at least fifty-one percent (51%) of the aggregate Commitment Amount (excluding the Swing Line Commitment Amount).

       "Revolving Facility" shall mean the revolving credit facility being extended pursuant to this Agreement on the basis of Eligible Accounts Receivable, in the original maximum principal amount of Thirty Million and No/100 Dollars ($30,000,000.00).

       "Revolving Facility Commitment Amount" shall mean Thirty Million and No/100 Dollars ($30,000,000.00), or if the Revolving Facility Commitment Amount shall be permanently reduced pursuant to Section 1.8 of this Agreement, such lesser amount.

       "Revolving Facility Lender" shall mean each Lender who, as of any date of determination, owns and holds a Percentage of the Revolving Facility Commitment Amount.

       "Revolving Facility Maturity Date" shall mean March 17, 2004.

       "Revolving Facility Note" and "Revolving Facility Notes" shall mean each and all of the Revolving Facility Promissory Notes of even date herewith, made by the Borrowers and payable to the order of certain Lenders, in the aggregate maximum principal amount of Thirty Million and No/100 Dollars ($30,000,000.00), together with all extensions, renewals, modifications, replacements and substitutions thereof or therefor.

       "Securities Purchase Agreement" shall mean, individually or collectively as the context may require, each and all of those certain Amended and Restated Securities Purchase Agreements dated February 27, 1998, by and among AverStar, Apollo Holding, Inc., a Delaware corporation, Intermetrics, Inc., a Delaware corporation, Pacer Infotech, Inc., a Massachusetts corporation, and the respective Mass Mutual Entities, as amended by that certain letter agreement dated March 18, 1999 by and among AverStar, Apollo Holding, Inc., a Delaware corporation, Intermetrics, Inc., a Delaware corporation, Pacer Infotech, Inc., a Massachusetts corporation and the respective Mass Mutual Entities.

       "Shareholders Agreement" shall mean that certain Shareholders Agreement dated as of February 27, 1998, by and among AverStar and the shareholder parties thereto.

       "Stock Security Agreement" shall mean that certain Stock Security Agreement of even date herewith, by and between AverStar and the Agent, made for the benefit of the Lender(s), together with any and all amendments and/or modifications thereof.

       "Subordination Agreement" shall have the meaning attributed to such term in Section 7.7 of this Agreement.

       "Subordinated Notes" shall have the meaning attributed to such term in the Subordination Agreement.

       "Swing Line Commitment" shall mean the Swing Line Lender's obligation to make Swing Line Loans to the Borrowers in an aggregate principal amount not to exceed Two Million and No/100 Dollars ($2,000,000.00).

       "Swing Line Commitment Amount" shall mean Two Million and No/100 Dollars ($2,000,000.00).

       "Swing Line Commitment Period" shall mean the period commencing on the Closing Date and ending on the fifth (5th) Business Day prior to the Revolving Facility Maturity Date.

       "Swing Line Facility" shall mean the swing line credit facility being extended pursuant to this Agreement, in the original maximum principal amount of Two Million and No/100 Dollars ($2,000,000.00).

       "Swing Line Lender" shall mean First Union Commercial Corporation, a North Carolina corporation.

       "Swing Line Loan" or "Swing line Loans" shall have the meaning attributed to such term in Section 1.1(b) of this Agreement.

       "Swing Line Note" shall mean that certain Swing Line Promissory Note of even date herewith, made by the Borrowers and payable to the order of the Swing Line Lender, in the aggregate maximum principal amount of Two Million and No/100 Dollars ($2,000,000.00) or so much thereof as shall be advanced, together with all extensions, renewals, modifications and substitutions thereof or therefor.

       "Swing Line Outstandings" shall mean, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding.

       "Swing Line Termination Date" shall mean the fifth (5th) Business Day prior to the Revolving Facility Maturity Date, or such earlier date on which the Revolving Facility shall terminate, as provided herein.

       "Term Facilities" shall mean, collectively, Term Facility "A" and Term Facility "B".

       "Term Facility "A"" shall mean the term loan facility being extended pursuant to this Agreement, in the original principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00).

       "Term Facility "A" Commitment Amount" shall mean Fifteen Million and No/100 Dollars ($15,000,000.00).

       "Term Facility "A" Maturity Date" shall mean March 17, 2004.

       "Term Facility "A" Note" and "Term Facility "A" Notes" shall mean each and all of Term Facility "A" Promissory Notes of even date herewith, made by the Borrowers and payable to the order of certain Lenders, in the original aggregate principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00), together with all extensions, renewals, modifications, replacments and substitutions thereof or therefor.

       "Term Facility "B"" shall mean the term loan facility being extended pursuant to this Agreement, in the original principal amount of Thirty Million and No/100 Dollars ($30,000,000.00).

       "Term Facility "B" Commitment Amount" shall mean Thirty Million and No/100 Dollars ($30,000,000.00).

       "Term Facility "B" Maturity Date" shall mean March 17, 2005.

       "Term Facility "B" Note" and "Term Facility "B" Notes" shall mean each and all of Term Facility "B" Promissory Notes of even date herewith, made by the Borrowers and payable to the order of certain Lenders, in the original aggregate principal amount of Thirty Million and No/100 Dollars ($30,000,000.00), together with all extensions, renewals, modifications, replacements and substitutions thereof or therefor.

       "Total Debt" shall mean, as of the date of determination, the actual amount of borrowed money (including, without limitation, subordinated debt, capital leases and synthetic leases, that remain unpaid or outstanding as of the date of any determination), plus the aggregate amount of any and all financial guarantees, contingent obligations (including, without limitation, any obligation to provide financing pursuant to the IES Notes) and the face amount of any and all outstanding letters of credit; it being understood and agreed that trade debt incurred in the ordinary course of the Borrowers' business shall not be included in the computation of Total Debt.

       "Total Debt to EBITDA Ratio" shall have the meaning attributed to such term in Section 6.15 of this Agreement.

       "Year End Compliance Certificate" shall mean the Quarterly Covenant Compliance Certificate required to be delivered by the Borrowers to the Agent and each Lender on or before the one hundred twentieth (120th) day following the close of each of the Borrowers' fiscal years.

                                   ARTICLE 1
                                   ---------

                                  COMMITMENT

     Section 1.1  Maximum Loan Amount.
     -----------  -------------------

          (a) Subject to the terms and conditions of this Agreement, (i) each Lender severally agrees to make the Loan to the Borrowers (except for the Swing Line Loan, which shall be extended only by the Swing Line Lender), with the maximum amount of each Lender's obligation being equal to the Lender's Percentage of the Revolving Facility Commitment Amount, Term Facility "A" Commitment Amount and Term Facility "B" Commitment Amount; and (ii) as more fully set forth in Section 1.1(b) below, the Swing Line Lender shall make the Swing Line Loan to the Borrowers. The Loan, including the Swing Line Loan, shall bear interest and be payable in accordance with the terms and provisions of the Notes, each of which shall be payable to the order of a Lender and all of which together (excluding the Swing Line Note) shall equal the Commitment Amount. The Notes shall be executed and delivered to the Agent on the Closing Date, and may be substituted and/or replaced from time to time upon the Agent's request if the number of Lender parties to this Agreement shall change.

          (b) Subject to the terms and conditions of this Agreement, the Swing Line Lender shall make swing line loans (each, a "Swing Line Loan" and collectively, the "Swing Line Loans") to the Borrowers from time to time during the Swing Line Loan Commitment Period, in the aggregate principal amount at any one time outstanding not to exceed Two Million and No/100 Dollars ($2,000,000.00); provided, however, that at no time may the aggregate outstanding principal amount of the Swing Line Loans, plus the aggregate principal amount of the Revolving Facility (including the aggregate face amount of all Letters of Credit outstanding), exceed the Maximum Borrowing Base. During the Swing Line Commitment Period, the Borrowers may use the Swing Line Commitment by borrowing, repaying Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms of this Agreement. At the request of the Swing Line Lender, the Agent may, at any time, on behalf of the Borrowers (which hereby irrevocably direct the Agent to act on their behalf) request each Lender having a Percentage of the Revolving Facility, including the Swing Line Lender, to make, and each such Lender, including the Swing Line Lender, shall make an advance under the Revolving Facility, in an amount equal to such Lender's Percentage of the Revolving Facility, of the amount of the Swing Line Outstandings as of the date such request is made. In such event, each such Lender shall make the requested proceeds available to the Agent for the account of the Swing Line Lender in accordance with the funding provisions set forth in this Agreement. The proceeds of the Revolving Facility advanced pursuant to this Section 1.1(b) shall be immediately applied to repay the Swing Line Outstandings.

     Section 1.2  Use of Proceeds. The Loan shall be used by the Borrowers only
                  ---------------
for the following purposes: (i) to refinance certain existing indebtedness of the Borrowers; (ii) to finance certain costs and expenses incurred by the Borrowers in connection with the Closing; (iii) to finance the Acquisition and certain costs and expenses incurred by the Borrowers in connection with the Acquisition; and (iv) for working capital and general corporate needs. Notwithstanding the foregoing, the proceeds of (a) the Revolving Facility necessary to finance the Acquisition may only be used for such purpose if advanced on the Closing Date and, with respect to certain costs and expenses (including attorneys' fees and other professional fees) incurred by the Borrowers in connection with the Acquisition, may only be used for such purpose if advanced within sixty (60) days of the Closing Date; and (b) any Swing Line Loan made pursuant to this Agreement shall only be used for general working capital purposes. The Borrowers agree that the Loan proceeds (including, without limitation, Swing Line Loan proceeds) shall not be used for any other purpose without the Agent's prior written consent.

     Section 1.3  Borrowing Base and Maximum Advances. Notwithstanding any term
                  -----------------------------------
or provision of this Agreement or any other Loan Document to the contrary, it is understood and agreed that in no event whatsoever shall the Agent or any Lender be obligated to:

          (a) advance any amount under the Revolving Facility or Swing Line Facility, or issue any Letter(s) of Credit hereunder, if such advance or the issuance of such Letter(s) of Credit would cause the aggregate amount of the outstanding Loans under the Revolving Facility, the face amount of all outstanding Letters of Credit, and the Swing Line Outstandings to exceed the lesser of (the "Maximum Borrowing Base"):

                    (i)  the Revolving Facility Commitment Amount; or

                    (ii) the aggregate of:

                         (A) Ninety percent (90%) of Eligible Billed Government Accounts Receivable which are outstanding less than one hundred twenty-one (121) days from the date of original invoice; plus

                         (B) Eighty percent (80%) of Eligible Billed Commercial Accounts Receivable which are outstanding less than ninety-one (91) days from the date of original invoice; plus

                         (C) Fifty percent (50%) of Eligible Unbilled Receivables which are billable within thirty (30) days; provided, however, that in no event shall the amount set forth in this clause (C) exceed the lesser of:


                            (1) an amount equal to twenty-five percent (25%) of the sum of (A) and (B) above; or

                            (2)  $10,000,000.00.

          (b) advance any amount under Term Facility "A" in excess of the Term Facility "A" Commitment Amount; and/or (c)

          (c) advance any amount under Term Facility "B" in excess of the Facility "B" Commitment Amount.

     If at any time the outstanding principal balance of the Revolving Facility (including the aggregate face amount of all Letters of Credit Outstanding and Swing Line Outstandings) exceeds the Maximum Borrowing Base (such excess being referred to herein as a "Borrowing Base Deficiency"), the Borrowers shall immediately make a principal payment in the amount of the Borrowing Base Deficiency. Notwithstanding the foregoing, in the event a Borrowing Base Deficiency shall occur as a result of (i) the Agent's determination that a particular Receivable included in computing the Maximum Borrowing Base is no longer eligible for inclusion or (ii) the Agent or the Required Lenders imposing any additional eligibility requirement which has not been previously imposed as a basis for classifying Receivables as ineligible, the Borrower shall make a principal payment in the amount of the resulting Borrowing Base Deficiency within three (3) Business Days of the date on which the Borrower is notified by the Agent of the ineligibility of the particular Receivable or the additional eligibility requirement.

     Section 1.4  Advances.
                  --------

          (a)  Agreement to Advance and Readvance; Procedure. So long as no
               ---------------------------------------------
Event of Default shall have occurred and be continuing, and no act, event or condition shall have occurred and be continuing which with notice or the lapse of time, or both, shall constitute an Event of Default, and subject to the terms and provisions of this Agreement, the Lender(s) shall (i) advance and readvance the proceeds of the Revolving Facility from time to time in accordance with this Agreement; and (ii) advance the proceeds of the Term Facilities, in their entirety, to the Borrowers at Closing. Requests for advances of Loan proceeds with respect to the Revolving Facility shall be in the form of Exhibit 1 hereto,
                                                               ---------
and requests for advances of Swing Line Loan proceeds shall be in the form of
Exhibit 1(a) hereto; it being understood and agreed that in each case such
------------
requests may be made via facsimile on a Business Day if the Borrower provides the Agent, in advance, with a written list of the names of the specific officers authorized to request disbursements by facsimile. Upon request by the Agent, the Borrower shall confirm in an original writing each facsimile request for advance made by the Borrower. Notwithstanding the foregoing, (a) the Lender(s) shall have no obligation to make any advance with respect to the Revolving Facility after the Revolving Facility Maturity Date; and (b) the Swing Line Lender shall have no obligation to make any advance with respect to the Swing Line Facility after the Swing Line Termination Date.

          (b)  Interest Rate Election; Certain Advance Procedures and Limits.
               -------------------------------------------------------------
Amounts advanced in connection with the Loan shall bear interest on a Base Rate basis or LIBOR basis as more fully set forth in the Notes, except that Swing Line Loans shall only be made available to the Borrowers on a Base Rate basis. The Borrowers' right to request LIBOR based interest, as well as the terms, conditions and requirements relating thereto, are set forth in the Notes and/or on Exhibit 3 of this Agreement, and the parties expressly acknowledge and
   ---------
consent to such terms, conditions and requirements. Advances bearing interest on a Base Rate basis shall be in minimum and incremental amounts of One Hundred Thousand and No/100 Dollars ($100,000.00), and shall be made available on a same-day basis, if requested by 12:00 Noon Washington, D.C. time on a Business Day. Advances bearing interest on a LIBOR basis shall be in a minimum amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) and in incremental amounts of One Hundred Thousand and No/100 Dollars ($100,000.00), and shall be made available three (3) Business Days after request therefor, subject to the terms of the Loan Documents. It is expressly understood and agreed that the Borrowers shall have the right, subject to the foregoing terms, conditions and requirements, to elect that amounts previously advanced and outstanding under the Facilities bear interest on a LIBOR basis following the Agent's receipt of a LIBOR Election Form and Certification, in the form attached as Exhibit 2 to this
                                                               ---------
Agreement.

     Section 1.5  Additional Mandatory Payments; Reduction of Commitment. In
                  ------------------------------------------------------
addition to all other sums payable by the Borrowers pursuant to any of the Notes, this Agreement or any other Loan Document, the Borrowers shall also make mandatory payments on the Notes (applied to the Facilities as provided hereinbelow), in the following amounts:

          (i) one hundred percent (100%) of the cash proceeds (net of reasonable and customary costs paid to unrelated and unaffiliated third parties in connection with the particular transaction) arising from any Excess Cash Event;

          (ii) seventy-five percent (75%) of the cash proceeds (net of reasonable and customary costs paid to unrelated and unaffiliated third parties in connection with the particular transaction) arising from any issuance by the Borrower of subordinated debt after the Closing Date ("Subordinate Debt Issuance");

          (iii) fifty percent (50%) of the cash proceeds (net of reasonable and customary costs paid to unrelated and unaffiliated third parties in connection with the particular transaction) arising from any issuance by the Borrower of any equity interests in any Borrower ("Equity Issuance"); it being understood and agreed that the cash proceeds arising from the issuance of stock in connection with the stock options listed on Schedule 1.5 hereto shall not be deemed an Equity
                            ------------
          Issuance for the purpose of this clause (iii);

          (iv) seventy-five percent (75%) of Excess Cash Flow, if the Borrowers' Total Debt to EBITDA Ratio shall be greater than 3.0 to 1.0, calculated as of the applicable date of determination for Excess Cash Flow; and

          (v) fifty percent (50%) of Excess Cash Flow, if the Borrowers' Total Debt to EBITDA Ratio shall be less than or equal to 3.0 to 1.0, calculated as of the applicable date of determination for Excess Cash Flow.

     Mandatory payments arising from any Excess Cash Event, Subordinate Debt Issuance and/or Equity Issuance shall be due and payable in full upon the occurrence of such Excess Cash Event, Subordinate Debt Issuance and/or Equity Issuance (as applicable), and mandatory payments arising from Excess Cash Flow shall be due and payable in full simultaneously with the Agent's receipt of the Borrowing Base/Non-Default Certificate for the month of December of each calendar year (or the date on which such certificate is required to be delivered, if the Borrowers fail to deliver the same as required by this Agreement), which Borrowing Base/Non-Default Certificate shall include the Borrower's detailed computation of Excess Cash Flow. Furthermore, if the Mandatory Payment amount for Excess Cash Flow set forth in the Year End Compliance Certificate (the "Required Excess Cash Flow Payment") shall be greater than the Mandatory Payment arising from Excess Cash Flow paid by the Borrowers pursuant to the immediately preceding sentence (the "Excess Cash Flow Paid Amount"), then the Borrowers shall make an additional Mandatory Payment, simultaneously with the Borrower's submission of the Year End Compliance Certificate (or the date on which such certificate is required to be delivered, if the Borrowers fail to deliver the same as required by this Agreement), in an amount equal to the difference between the Required Excess Cash Flow Payment and the Excess Cash Flow Paid Amount

Any mandatory payment(s) made pursuant to this Section 1.5 shall be accompanied by the applicable Prepayment Fee, if any, payable pursuant to Exhibit 3 of this
                                                              ---------
Agreement. Such mandatory payments shall be applied to the Term Facilities, in inverse order of maturities, on a pro-rata basis (unless all of the Note "B" Holders shall have instructed the Agent in writing to apply such payments first to Term Facility "A" until Term Facility "A" shall have been paid and satisfied in full), then to any Swing Line Outstandings, and then to principal outstanding under the Revolving Facility.

     Section 1.6  Field Audits. The Agent will schedule and conduct not less
                  ------------
than two (2) field audits per annum with respect to the Collateral and the Borrowers' accounts receivable, inventory, business and operations, and shall have the right at any time to conduct such other field audits with respect to the Collateral and the Borrowers' accounts receivable, inventory, business and operations, as the Agent deems necessary or appropriate, in its sole discretion. All field audits shall be at the cost and expense of the Borrowers; provided, however, that, except as otherwise expressly set forth below, in the absence of an Event of Default hereunder, the cost and expense to the Borrowers of field audits shall be limited to the cost and expense of no more than two (2) field audits conducted during any twelve (12) month period (the "Field Audit Cost Limitation"). Notwithstanding the foregoing, any field audit conducted with respect to the joinder of a new Borrower pursuant to Section 1.10 of this Agreement shall not be subject to the Field Audit Cost Limitation.

     Section 1.7  Fees.
                  ----

          (a)  Commitment Fee. In addition to principal, interest and other
               --------------
sums payable under the Notes, so long as any amounts remain outstanding in connection with the Revolving Facility, or any Lender has any obligation to make any advance in connection therewith, the Borrowers agree to pay to the Agent, for the benefit of the Lender(s), pro-rata based on each Lender's Percentage of the Revolving Facility Commitment Amount, a quarter-annual commitment fee (the "Commitment Fee"), at the annual rate corresponding to the Borrower's Total Debt to EBITDA Ratio reported as of the immediately preceding quarter, as set forth on Exhibit 7 hereto, and calculated on the difference between (i) the Revolving
   ---------
Facility Commitment Amount, and (ii) the sum of the average daily outstanding principal balance of the Revolving Facility during the applicable quarter, plus the aggregate face amount of all Letters of Credit issued and/or outstanding during the applicable quarter. Notwithstanding the foregoing, during the six (6) month period immediately following the Closing Date, the Commitment Fee annual percentage shall be fixed and equal to one-half of one percent (.50%). The Commitment Fee shall be calculated on the basis of the actual number of days elapsed and a three hundred sixty (360) day year, shall be due for any quarter in which the Revolving Facility is available to the Borrower or outstanding (for all or any portion of such quarter), and shall be payable in arrears, commencing on March 31, 1999, and continuing on the last Business Day of every third (3rd) calendar month thereafter so long as this Agreement remains in effect.

          (b)  Out-of-Pocket Fees and Expenses. The Borrowers shall timely pay
               -------------------------------
all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses of counsel for the Agent, and of other special and local counsel and other experts, if any, engaged by the Agent) from time to time incurred by the Agent in connection with the Agent's administration of, preservation of rights in and enforcement of this Agreement, the other Loan Documents and the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Borrowers shall be liable for all reasonable out-of-pocket costs and expenses associated with fixed asset appraisals and environmental reports deemed necessary or appropriate by the Agent, in its reasonable discretion, as well as any and all amendments, waivers and/or consents relating to any of the Facilities. Furthermore, following the occurrence of an Event of Default which has continued unremedied beyond any applicable notice and/or grace period, the Borrowers shall be liable for all reasonable attorneys' fees and expenses incurred by each Lender in connection with such Lender's preservation of rights in and enforcement of this Agreement, the other Loan Documents and the transactions contemplated by this Agreement.

          (c)  Letter of Credit Fees. The Borrowers shall also pay all fees and
               ---------------------
expenses related to Letters of Credit, as set forth in Article 2 below.

     Section 1.8  Termination of Advances; Reduction of the Revolving Facility
                  ------------------------------------------------------------
Commitment Amount. The Borrowers may (a) following the date on which the Term
-----------------
Facilities shall have been paid and satisfied in full, terminate the obligation of the Lender(s) to make additional advances under the Revolving Facility, or
(b) irrevocably reduce the Revolving Facility Commitment Amount in whole or in part; provided that, in each case, (i) the Borrowers shall have provided written notice thereof to the Agent at least five (5) Business Days prior to the Reduction/Termination Date; (ii) any reduction of the Revolving Facility Commitment Amount shall be in minimum and incremental amounts of Five Hundred Thousand and No/100 Dollars ($500,000.00), and after giving effect to any such reduction, the aggregate outstanding principal amount of the Revolving Facility, together with all accrued interest and all other sums payable under the Revolving Facility, shall not exceed the Maximum Borrowing Base; (iii) simultaneously with any such reduction or termination of the Revolving Facility Commitment Amount, the Borrowers shall have paid to the Agent, for the benefit of the Lender(s), pro-rata based on each Lender's Percentage of the Revolving Facility Commitment Amount, the applicable Prepayment Fee, if any; and (iv) no Event of Default exists hereunder and no act, event or condition shall have occurred or be continuing which with notice or the passage of time, or both, would constitute an Event of Default.

     Section 1.9  Appointment of Averstar. Each Borrower acknowledges that (i)
                  -----------------------
the Lenders have agreed to extend credit to each of the Borrowers on an integrated basis for the purposes herein set forth; (ii) it is receiving direct and/or indirect benefits from each such extension of credit; and (iii) the obligations of the "Borrower" or "Borrowers" under this Agreement are the joint and several obligations of each Borrower. To facilitate the administration of the Loan, each Borrower hereby irrevocably appoints AverStar as its true and lawful agent and attorney-in-fact with full power and authority to execute, deliver and acknowledge on such Borrower's behalf, each Request for Advance and Certification, Borrowing Base/Non-Default Certificate and all other Loan Documents or other materials provided or to be provided to the Agent or Lenders pursuant to this Agreement or in connection with the Loan. This power-of-attorney is coupled with an interest and cannot be revoked, modified or amended without the prior written consent of the Agent. Upon request of the Agent, each Borrower shall execute, acknowledge and deliver to the Agent a form Power of Attorney confirming and restating the power-of-attorney granted herein.

     Section 1.10 Joinder Of New Subsidiaries and Affiliates. Any present or
                  ------------------------------------------
future subsidiary of any Borrower in which such Borrower now or hereafter owns, directly or indirectly, an ownership interest of greater than fifty percent (50%) shall, at the Agent's option, execute and deliver to the Agent (a) a Joinder Agreement in the form attached hereto as Exhibit 6 (A "Joinder
                                                 ---------
Agreement"), pursuant to which such subsidiary shall (i) join in and become a party to this Agreement and the other Loan Documents; (ii) agree to comply with and be bound by the terms and conditions of this Agreement and all of the other Loan Documents; and (iii) become a "Borrower" and thereafter be jointly and severally liable for the performance of all the past, present and future obligations and liabilities of the Borrowers hereunder and under the Loan Documents; and (b) such other documents, instruments and agreements as may be reasonably required by the Agent in connection therewith (including, without limitation, an opinion of counsel), in form and substance acceptable to the Agent in all respects. The Borrowers acknowledge and agree that the Agent shall perform a field audit of the accounts receivable, inventory, business and operations of any present or future subsidiary proposed to be joined as a "Borrower" hereunder, if requested by the Required Lenders, and without limiting any other terms and provisions of this Agreement, the results of such field audit must be reasonably satisfactory to the Agent.

                                   ARTICLE 2
                                   ---------

                               LETTERS OF CREDIT

     Section 2.1  Issuance. The Borrowers and Lenders acknowledge that from
                  --------
time to time the Borrowers may request that First Union issue or amend Letter(s) of Credit. Subject to the terms and conditions of this Agreement, and any other reasonable requirements for letters of credit normally and customarily imposed by First Union from time to time, First Union agrees to issue such requested letters of credit, provided that no Event of Default has occurred and is continuing, and no act, event or condition which with notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing. If any such Letter(s) of Credit are issued by First Union, each Revolving Facility Lender shall purchase from First Union a risk participation with respect to such Letter(s) of Credit in an amount equal to such Lender's Percentage of such Letter(s) of Credit. First Union shall have no obligation to issue any Letter of Credit which has an expiration date beyond the Revolving Facility Maturity Date, unless the Borrowers shall have deposited with the Agent, concurrent with the issuance of any such Letter of Credit, cash security therefor in an amount equal to the face amount of the Letter of Credit. Any request for a Letter of Credit shall be made by the Borrowers submitting to the Agent an Application and Agreement for Letter of Credit or Amendment to Letter of Credit (each being herein referred to as a "Letter of Credit Application") on First Union's standard form, at least three (3) Business Days prior to the date on which the issuance or amendment of the Letter of Credit shall be required, which Letter of Credit Application shall be executed by an authorized officer of the Borrower, and be accompanied by such other supporting documentation and information as the Agent may from time to time reasonably request. Each Letter of Credit Application shall be deemed to govern the terms of issuance of the subject Letter of Credit, except to the extent inconsistent with the terms of this Agreement. It is understood and agreed that Letters of Credit shall not be issued for durations of longer than one (1) year. Any outstanding Letter of Credit may be renewed from time to time; provided that (i) at least sixty (60) days' prior written notice thereof shall have been given by the Borrowers to the Agent; and (ii) as of the date of application for such renewal, and as of the date of issuance of such renewal, no Event of Default exists under the terms and provisions of the particular Letter of Credit or this Agreement, and no act, event or condition has occurred which with notice or the passage of time, or both, would constitute an Event of Default under the terms and provisions of the particular Letter of Credit or this Agreement.

     Section 2.2  Amounts Advanced Pursuant to Letters Of Credit. Upon the
                  ----------------------------------------------
issuance of any Letter(s) of Credit (i) any amounts drawn under any Letter of Credit shall be deemed advanced ratably under the Revolving Facility Notes, shall bear interest and be payable in accordance with the terms of the Revolving Facility Notes and shall be secured by the Collateral (in the same manner as all other sums advanced under the Revolving Facility Notes); and (ii) each Revolving Facility Lender shall purchase from First Union such risk participations in the Letter(s) of Credit as shall be necessary to cause each such Lender to share the funding obligations with respect thereto ratably in accordance with its particular Percentage. It is expressly understood and agreed that all obligations and liabilities of the Borrowers to First Union in connection with any such Letter(s) of Credit shall be deemed to be "Obligations," and the Agent shall not be required to release its security interest in the Collateral until
(i) all Notes and all other sums due to the Lender(s) in connection with the Loan have been paid and satisfied in full, (ii) all Letters of Credit have been canceled or expired, and (iii) no Lender has any further obligation or responsibility to make additional Loan advances or issue additional Letters of Credit. Furthermore, in no event whatsoever shall First Union have any obligation to issue any Letter of Credit which would cause the face amount of all then outstanding Letters of Credit issued for the benefit of the Borrower, in the aggregate, to exceed Five Million Dollars ($5,000,000.00).

     Section 2.3  Letter of Credit Fees. In connection with each Letter of
                  ---------------------
Credit issued, amended or renewed pursuant to this Agreement, the Borrowers shall pay: (i) to the Revolving Facility Lender(s) ratably, in advance, a per annum fee (the "Letter of Credit Fee") at the annual rate corresponding to the Borrower's Total Debt to EBITDA Ratio reported as of the immediately preceding quarter, as set forth on Exhibit 7 hereto, which shall be calculated on the face
                         ---------
amount of each Letter of Credit as of the date of issuance (or the anniversary or amendment date, as applicable), and shall be calculated on the basis of the actual number of days elapsed and a three hundred sixty (360) day year; and
(ii) to First Union, customary issuance and administrative charges in an amount not less than one-eighth of one percent (.125%) of the face amount of each Letter of Credit issued and/or outstanding (the "Letter of Credit Administration Fee"). The Letter of Credit Administration Fee shall be due and payable in full, in advance, on the date the Letter of Credit is issued, amended or renewed.

                                   ARTICLE 3
                                   ---------

                                   SECURITY

     Section 3.1  Security Generally. As collateral security for the Loan and
                  ------------------
all other Obligations, the Borrowers hereby grant and convey to the Agent, for the ratable benefit of the Lender(s), a security interest in all of the following (collectively, the "Collateral"):

            Receivables. All of each Borrower's present and future accounts,
            -----------
            contracts, contract rights (including, without limitation, all of each Borrower's rights and remedies under the Merger Agreement), chattel paper, general intangibles, notes (including, without limitation, the IES Notes), drafts, acceptances, chattel mortgages, conditional sale contracts, bailment leases, security agreements and other forms of obligations now or hereafter arising out of or acquired in the course of or in connection with any business any Borrower conducts, together with all liens, guaranties, securities, rights, remedies and privileges pertaining to any of the foregoing, whether now existing or hereafter created or arising, and all rights with respect to returned and repossessed items of inventory;

            Inventory. All of each Borrower's inventory and goods (as defined in
            ---------
            the Uniform Commercial Code in effect in the Commonwealth of Virginia) now or hereafter owned by each Borrower, whenever acquired and wherever located, and whether held for sale or lease or furnished or to be furnished under contracts of service, and all raw materials, work in process and materials now or hereafter owned by any Borrower, wherever located, and used or consumed in its business, including all returned and repossessed items; and all other property now or hereafter constituting inventory (as defined in the Uniform Commercial Code in effect in the Commonwealth of Virginia);

            Other Collateral. All of each Borrower's present and future
            ----------------
            furniture, fixtures, equipment, machinery, supplies and other assets and personal property of every type or nature whatsoever, including without limitation, all of each Borrower's present and future investment property (as defined in the Uniform Commercial Code in effect in the Commonwealth of Virginia), instruments, documents, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, registrations, copyrights, licenses, franchises, customer lists, tax refunds, tax refund claims, rights of claims against carriers and shippers, leases and rights to indemnification;

            Leases. All of each Borrower's present and future right, title and
            ------
            interest in and to any and all leases, occupancy agreements, subleases, contracts, licenses, agreements and other understandings of or relating to the use, enjoyment and occupancy of real property or any improvements thereon;

            Stock. All of AverStar's right, title and interest in and to all of
            -----
            the issued and outstanding capital stock of the Borrowers (other than AverStar), whether common and/or preferred, and whether now or hereafter issued or outstanding and whether now or hereafter acquired by AverStar, together with all voting or other rights appurtenant thereto, including, without limitation, the right to receive all dividends and/or distributions, and all proceeds thereof, pursuant to the terms and conditions of the Stock Security Agreement; together with all right, title and interest of any Borrower in and to all of the issued and outstanding capital stock or other ownership interests of any entity, whether now or hereafter issued or outstanding and whether now or hereafter acquired by such Borrower, together with all voting or other rights appurtenant thereto, including, without limitation, the right to receive all dividends and/or distributions, and all proceeds thereof;

            Accounts. All of each Borrower's bank accounts, cash from time to
            --------
            time on deposit therein and all interest from time to time earned thereon, pursuant to the Pledge of Accounts;

            Records. All of each Borrower's records, documents and files, in
            -------
            whatever form, pertaining to the foregoing or any part thereof; and

          Proceeds, Etc.  Any and all cash and non-cash proceeds, increases,
          --------------
          substitutions, replacements and/or additions to any or all of the foregoing.

       Notwithstanding the foregoing, the above described grant and conveyance shall not be deemed to include the grant or conveyance of any Government Contract, which by its terms or applicable law may not be conveyed; it being understood, however, that in any such situation(s), the Agent's security interest shall include (i) the entirety of each Borrower's right, title and interest in and to all accounts receivable and all other proceeds directly or indirectly arising from such Government Contract, and (ii) all other rights and interests which each Borrower may lawfully convey to the Agent.

     Section 3.2  No Preference or Priority. It is expressly understood and
                  -------------------------
agreed that each of the Notes shall be secured without preference or priority; it being the intention of the parties that the Notes shall be co-equal and coordinate in right of payment of principal, interest, late charges and other sums due thereunder, except as may otherwise be expressly set forth herein.

     Section 3.3  Release of Security Interest. At such time as (i) the Notes
                  ----------------------------
and all other sums due to the Lender(s) pursuant to all of the Loan Documents and/or in connection with the Loan have been paid and satisfied in full, (ii) all Letters of Credit and interest rate protection agreements have been cancelled, terminated or expired, and (iii) no Lender has any further obligation or responsibility hereunder to make additional Loan advances or issue additional Letters of Credit, the Agent shall, upon request of the Borrower and at no cost to the Agent or any Lender, execute and deliver such documentation as the Borrower may reasonably request to release the Collateral from the Agent's lien, terminate this Agreement and mark the Notes paid and satisfied in full.

                                   ARTICLE 4
                                   ---------

                CONDITIONS TO THE OBLIGATIONS OF THE LENDER(S)

       The obligation of the Lender(s) to proceed to Closing shall be subject to the following conditions:

     Section 4.1  Satisfaction of Commitment Letter Conditions; Compliance with
                  -------------------------------------------------------------
Agreements.  The Borrowers shall have satisfied all conditions precedent to
----------
Closing set forth in the Commitment Letter, including without limitation, each of the following items:

          (a) Execution and delivery of Loan Documents, as well as other ancillary documentation, in each case satisfactory to the Agent in all respects.

          (b) The Agent's review of and satisfaction with the (a) organizational structure of the Borrowers, (b) the Loan structure, and (c) tax, ownership, capital and legal structure of the Borrowers.

          (c) The Agent shall have a perfected first lien security interest in all Collateral described herein, with such exceptions as shall be satisfactory to the Agent. Additionally, for each Government Contract the Agent selects to have specifically assigned pursuant to the Assignment of Claims Act of 1940 as of the date of Closing, the Borrowers shall have executed all documents necessary to be executed by the Borrowers in order to cause compliance with such act.

          (d) The Agent's review and satisfaction with the final terms and conditions of, and all documentation relating to, the Acquisition (including all representations, warranties and indemnities contained in the Merger Agreement and related documents, as well as arrangements for the transition of management, termination of employees and non-compete matters).

          (e) The Agent's review and satisfaction with evidence provided by the Borrowers that all conditions to closing the Acquisition have been satisfied or waived.

          (f) Receipt of legal opinion(s) from counsel to the Borrowers, in form and substance acceptable to the Agent in all respects.

          (g) Evidence of each Borrower's solvency (i.e., a consolidated balance sheet dated as of the Closing Date), in form and substance satisfactory to the Agent in all respects.

          (h) The Agent's satisfaction that the Loan shall be in full compliance with all legal requirements, including without limitation, that the Borrowers have obtained all necessary regulatory and third party consents and approvals.

          (i) Delivery of, and Agent's satisfaction with, an initial Borrowing Base/Non-Default Certificate.

          (j) Evidence satisfactory to the Agent that the Borrowers are in full compliance with all financial covenants set forth in this Agreement as of the Closing Date.

          (k) Evidence satisfactory to the Agent of the repayment in full of all outstanding indebtedness of the Borrowers, both direct and contingent, other than trade payables incurred in the ordinary course of business, operating leases and/or other indebtedness permitted pursuant to the terms and provisions of this Agreement; it being understood and agreed that the indebtedness owing by the Borrower to Mass Mutual shall have been modified or amended to the Agent's satisfaction.

          (l) No litigation by any entity (private or governmental) shall be pending or threatened against any Borrower at Closing (i) with respect to the Loan, Loan Documents or transactions contemplated thereby; or (ii) which in the Agent's good faith judgment could reasonably be expected to have a materially adverse effect on the business, property, assets, liabilities, condition (financial or otherwise), or results of operations of the Borrowers going forward.

          (m) The Agent's satisfaction that the Borrowers will be able to service and maintain any performance bonds that may be required in the ordinary course of business.

          (n) The Borrowers' compliance in all material respects with all applicable federal, state, local and foreign laws and regulations, including all applicable labor and environmental laws and regulations.

          (o) The Agent's satisfaction with the terms, conditions and existence of insurance coverage appropriate to the conduct of the Borrowers' business.

          (p) No material adverse change in the business, assets, properties, prospects or condition (financial, proforma financial or otherwise) of AverStar or CBSI shall have occurred since the date of the most recent financial statements delivered to the Agent, and the Agent shall be satisfied with the business, assets, properties, prospects and condition (financial, proforma financial and otherwise) of AverStar and CBSI.

          (q) The Agent's satisfaction that prior to and during the syndication of the Loan, there shall be no additional offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrowers.

          (r) All costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) of closing the transactions hereunder shall have been paid in full, to the extent due.

     Section 4.2  No Default.  There shall exist no Event of Default, and no
                  ----------
act, event or condition shall have occurred which with notice or the lapse of time, or both, would constitute an Event of Default; and the Borrowers shall have performed all agreements theretofore to be performed by the Borrowers pursuant to the Commitment Letter.

     Section 4.3  Documentation. The Agent shall have received such certificates
                  -------------
of good standing, corporate resolutions, opinions and certifications, in such form and content and from such parties, as the Agent shall require. All documentation relating to the Acquisition, the Loan and all related transactions must be satisfactory in all respects to the Agent and its counsel.

                                   ARTICLE 5
                                   ---------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     To induce the Lender(s) to enter into this Agreement, each Borrower jointly and severally represents, warrants, covenants and agrees as follows:

     Section 5.1  Corporate Existence and Qualification.  Each Borrower is a
                  -------------------------------------
corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all corporate power and authority and all necessary licenses and permits to own, operate and lease its properties and carry on its business as now being conducted. Each Borrower is duly qualified and authorized to do business and is in good standing in each jurisdiction in which the nature of its activities or the character of its properties makes qualification necessary, except for such failures to qualify which would not have a material adverse effect on (a) the Borrowers, taken as a whole, or any of the Principal Borrowers or (b) the ability of the Borrowers, taken as a whole, or any of the Principal Borrowers, to conduct their respective business or operations.

     Section 5.2  Corporate Authority; Noncontravention.  The execution,
                  -------------------------------------
delivery and performance by each Borrower of its obligations set forth in this Agreement, the Notes and the other Loan Documents (i) have been duly authorized by all necessary corporate and/or stockholder action; (ii) do not require the consent of any governmental body, agency or authority; (iii) will not violate or result in (and with notice or the lapse of time will not violate or result in) the breach of any provision of the Articles of Incorporation/Certificate of Incorporation or By-laws of such Borrower, any material indenture, material instrument, material agreement or other material undertaking to which such Borrower is a party or by which such Borrower is bound, or any order or regulation of any governmental authority or arbitration board or tribunal; and
(iv) except as expressly permitted by the terms and provisions of this Agreement, result in the creation of a lien, charge or encumbrance of any nature upon any of the properties or assets of any Borrower. When the Loan Documents are executed and delivered, they will constitute legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms, except as such enforceability may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principals of equity (whether considered in a proceeding in equity or at law).

     Section 5.3  Financial Position.  The financial statements dated December
                  ------------------
31, 1998, copies of which have been delivered to the Agent, present fairly the financial condition of the Borrowers as of the date thereof and the results of the Borrowers' operations for the periods indicated therein, were prepared in accordance with GAAP, are true and accurate in all material respects, and with respect to the Borrowers (other than CBSI), are not misleading in any respect. All liabilities, fixed or contingent (other than those liabilities, whether fixed or contingent, not required by GAAP to be reflected or reserved on financial statements and which (i) are not letters of credit or (ii) do not exceed $10,000.00 individually or $200,000 in the aggregate), are fully shown or provided for on the referenced financial statements or the notes thereto as of the dates thereof. There has been no material adverse change in the business, property or condition (financial or otherwise) of any Borrower since the date of the most recent financial statement dated December 31, 1998, and all other financial statements and information delivered to First Union prior to the Closing Date are true and accurate in all material respects, and are not misleading in any material respect.

     Section 5.4  Payment of Taxes.  Each Borrower has filed all tax returns and
                  ----------------
reports required to be filed by it with the United States Government and/or with all state and local governments, and has paid in full or made adequate provision on its books for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect of such tax returns and reports, except to the extent that the validity or amount thereof is being contested in good faith by appropriate proceedings and the non-payment thereof pending such contest will not result in the execution of any tax lien or otherwise adversely affect the Agent's interests in any part of the Collateral.

     Section 5.5  Accuracy of Submitted Information; Omissions.  All documents,
                  --------------------------------------------
certificates, information, materials and financial statements (other than projections) furnished or to be furnished to the Agent or any Lender pursuant to this Agreement or otherwise in connection with the Loan, as of the date furnished, (i) are and will be true and correct in all material respects; (ii) do not and will not contain any untrue statement of a material fact; and (iii) do not and will not omit any material fact necessary to make the statements contained therein or herein not misleading. No Borrower is aware of any fact which has not been disclosed to the Agent in writing which materially adversely affects, or so far as any Borrower can now reasonably foresee, could reasonably be expected to materially adversely affect, the properties, business, profit or condition (financial or otherwise) of the Borrowers, taken as a whole, or any of the Principal Borrowers or the ability of the Borrowers, taken as a whole, or any of the Principal Borrowers to perform their respective obligations under this Agreement or any other Loan Document.

     Section 5.6  Government Contracts.  Except as set forth on Schedule 5.6(a)
                  --------------------                          ---------------
hereto, no notice of suspension, debarment, cure notice, show cause notice or notice of termination for default has been received by any Borrower (or to the best of each Borrower's knowledge issued) in connection with any Government Contract, and no Borrower is a party to any pending (or to each Borrower's knowledge, there is no threatened) suspension, debarment or termination for default issued or being pursued by the Government or any other adverse Government action or proceeding in connection with any Government Contract. All Government Contracts which have a remaining value in excess of One Million and No/100 Dollars ($1,000,000.00) and a remaining term of twelve (12) months or longer are listed on Schedule 5.6(b) hereto, and documentation necessary for
                     ---------------
compliance with the Assignment of Claims Act, has been executed and delivered by the Borrowers to the Agent in connection with each such Government Contract.

     Section 5.7   No Defaults or Liabilities.  Except as set forth on Schedule
                   --------------------------                          --------
5.7 hereto, no Borrower is (a) in default in the performance of any obligation,
---
covenant or condition contained in any agreement to which it is a party, which default could reasonably be expected to materially adversely affect the properties, business, profit or condition (financial or otherwise) of the Borrowers, taken as a whole, or any of the Principal Borrowers or the ability of the Borrowers, taken as a whole, or any of the Principal Borrowers to perform their respective obligations under this Agreement or any other Loan Document; or
(b) aware of any condition, act, event or occurrence, including, without limitation, any pending or threatened litigation, legal or administrative proceeding or investigation, not disclosed to the Agent in writing which could reasonably be expected to prejudice the Agent's or any Lender's rights under any Loan Document in any respect.

     Section 5.8   No Violations of Law.  No Borrower is in violation of any
                   --------------------
Applicable Laws, except for such violations which could not reasonably be expected to materially adversely affect the properties, business, profit or condition (financial or otherwise) of the Borrowers, taken as a whole, or any of the Principal Borrowers or the ability of the Borrowers, taken as a whole, or any of the Principal Borrowers to perform their respective obligations under this Agreement or any other Loan Document; no Borrower has failed to obtain any material license, material permit, material franchise or other material governmental authorization necessary to the ownership of its properties or to the conduct of its business; and each Borrower has conducted its business and operations in full compliance with all Applicable Laws, except for any non-compliance which is not reasonably likely to limit the ability of the Borrowers, taken as a whole, or any of the Principal Borrowers, to conduct their respective business or operations in the manner in which the same are now being conducted.

     Section 5.9   Litigation and Proceedings.  Except as set forth on Schedule
                   --------------------------                          --------
5.9 hereto, no action, suit or proceeding against or affecting any Borrower is
---
presently pending, or to the knowledge of each Borrower, threatened, in any court, before any governmental agency or department, or before any arbitration board or tribunal, which could reasonably be expected to result in any judgment or liability against any Borrower in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) and which is not fully covered by insurance. No Borrower is aware of any existing basis that is reasonably likely to result in any such action, suit or proceeding. No Borrower is in default in any material respect of any applicable order, writ, injunction or decree of any court, governmental authority or arbitration board or tribunal.

     Section 5.10  Security Interest in the Collateral.  Each Borrower is the
                   -----------------------------------
sole legal and beneficial owner of the Collateral owned or purported to be owned by it, free and clear of all liens, claims and encumbrances of any nature, except for the Permitted Liens. Each Borrower has provided or will provide to the Agent upon request written landlord waivers from each lessor/landlord of any premises at which such Borrower's tangible personal property (having an aggregate value in excess of $500,000.00) is located. Each such landlord waiver subordinates or will subordinate any statutory, contractual or other lien the lessor/landlord may have in any of the Collateral to the lien, operation and effect of the lien being granted to the Agent pursuant to this Agreement.

     Section 5.11  Principal Place of Business; Location of Books and Records;
                   -----------------------------------------------------------
No Inventory.  Each Borrower (other than CBSI) maintains its principal place of
------------
business and the office where it keeps its books and records with respect to accounts and contracts rights at AverStar's offices located at the address set forth in the preamble of this Agreement. CBSI's principal place of business and the office where it keeps its books and records with respect to accounts and contracts rights is at 2750 Prosperity Avenue, Suite 300, Fairfax, Virginia 22031. Set forth on Schedule 5.11 hereto is a list of each Borrower's business
                    -------------
locations as of the Closing Date, and all places where Collateral having a value in excess of One Hundred Thousand and No/100 Dollars ($100,000.00), in the aggregate, is located. Except as expressly set forth above, the Borrowers agree to notify the Agent in writing at least ten (10) days prior to any change in any Borrower's principal place of business, or any change in the location of the office where the Borrowers keep their books and records with respect to accounts and contract rights, or any change of or addition to the locations where any Collateral is located.

     Section 5.12  Fiscal Year.  Each Borrower's fiscal year ends on December
                   -----------
31.

     Section 5.13  Pension Plans.
                   -------------

          (a) The present value of all benefits vested under all "employee pension benefit plans," as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which are defined benefit plans, and which are from time to time maintained by each Borrower (individually, a "Pension Plan" and collectively, the "Pension Plans") did not, as of December 31, 1998, exceed the value of the assets of the Pension Plans allocable to such vested benefits;

          (b) No Pension Plan, trust created thereunder or other person dealing with any Pension Plan has engaged in a non-exempt transaction proscribed by
Section 406 of ERISA or a non-exempt "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code, that could have a material adverse effect on the Borrowers, taken as a whole, or any of the Principal Borrowers or the ability of the Borrowers, taken as a whole, or any of the Principal Borrowers to conduct their respective business or operations;

          (c) No Pension Plan or trust created thereunder has been terminated within the last three (3) years (except pursuant to a "standard termination," within the meaning of Section 4041(B) of ERISA), and there have been no material "reportable events" (as such term is defined in Section 4043 of ERISA and the regulations thereunder) with respect to any pension plan or trust created within the three (3) year period immediately preceding the Closing Date (other than reportable events for which reporting has been waived pursuant to applicable PGBC regulations); and

          (d) No Pension Plan or trust created thereunder has incurred any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Internal Revenue Code) as of the end of any plan year, whether or not waived.

     Section 5.14  O.S.H.A., ADA and Environmental Compliance.
                   -------------------------------------------

          (a) Each Borrower is in compliance with, and its facilities, business assets, property, leaseholds and equipment are in compliance with, the provisions of the Federal Occupational Safety and Health Act ("O.S.H.A."), the Americans with Disabilities Act ("ADA"), the Environmental Protection Act, RCRA and all other applicable environmental and handicapped access laws; and there have been no citations, notices, notifications or orders of any such non-compliance issued to any Borrower or relating to its business, assets, property, leaseholds or equipment under any such laws, rules or regulations;

          (b) each Borrower has been issued all required federal, state and local licenses, certificates and permits necessary or appropriate in the operation of its facilities, businesses, assets, property, leaseholds and equipment; and

          (c) (i) there are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to herein as "Releases") of Hazardous Substances at, upon, under or within any real property owned, or premises leased, by any Borrower; (ii) to the knowledge of each Borrower, there are no underground storage tanks or polychlorinated biphenyls on any real property owned, or premises leased, by any Borrower; (iii) to the knowledge of each Borrower, no real property owned, or premises leased, by any Borrower has ever been used by any Borrower or any other person as a treatment, storage or disposal facility for Hazardous Waste; and (iv) to the knowledge of each Borrower, no Hazardous Substances are present on any real property owned, or premises leased, by any Borrower, except for such quantities of Hazardous Substances as are handled in accordance with all applicable manufacturer's instructions and governmental regulations, and as are necessary or appropriate for the operation of the business of such Borrower. Each Borrower, for itself and its successors and assigns, hereby covenants and agrees to indemnify, defend and hold harmless the Agent and each Lender from and against any and all liabilities, losses, claims, damages, suits, penalties, costs and expenses of every kind or nature, including, without limitation, reasonable attorneys' fees arising from or in connection with (i) the presence or alleged presence of any Hazardous Substance or Hazardous Waste on, under or about any property of any Borrower (including, without limitation, any property or premises now or hereafter owned or leased by any Borrower), or which is caused by or results from, directly or indirectly, any act or omission to act by any Borrower; and
(ii) any Borrower's violation of the ADA or any environmental statute, ordinance, order, rule or regulation of any governmental entity or agency thereof (including, without limitation, any liability arising under CERCLA, RCRA, HMTA or any Applicable
Laws).

     Section 5.15  Intellectual Property.  All registered patents, patent
                   ---------------------
applications, registered trademarks, trademark applications, registered copyrights, copyright applications, registered tradenames, trade secrets and licenses necessary for the conduct of the business of each Borrower, if any, are and shall remain (i) owned or utilized by such Borrower, (ii) domestic property of such Borrower; and (iii) valid and, except with respect to licenses and trade secrets, have been duly registered or filed with all appropriate governmental authorities; there is no objection or, to the knowledge of any Borrower, pending challenge to the validity of any such patent, trademark, copyright, tradename, trade secret or license, and no Borrower is aware of any grounds for any such challenge or objection thereto. Except as set forth on Schedule 5.15 attached
                                                        -------------
hereto, no Borrower pays any royalty to anyone in connection with any patent, trademark, copyright, tradename, trade secret or license; and no Borrower has assigned and each Borrower has the right to bring any legal action for the infringement of any such patent, trademark, copyright, tradename, trade secret or license that is owned by such Borrower in accordance with Applicable Laws.

     Section 5.16  Existing or Pending Defaults; Material Contracts.  All
                   ------------------------------------------------
Material Contracts are listed on Schedule 5.16(a) hereto. Except as set forth on
                                 ----------------
Schedule 5.16(b) attached hereto, no Borrower is aware of any pending or
----------------
threatened litigation, or any other legal or administrative proceeding or investigation pending or threatened, against any Borrower arising from or related to any Material Contract.

     Section 5.17  Leases and Real Property.  All material leases and other
                   ------------------------
material agreements under which each Borrower occupies real property are in full force and effect and constitute legal, valid and binding obligations of, and are legally enforceable against, each Borrower, and to the best of each Borrower's knowledge, are the binding obligations of and legally enforceable against, the other parties thereto. All necessary governmental approvals required to have been obtained by each Borrower, if any, have been obtained for each such material lease or agreement, and to each Borrower's knowledge there have been no threatened cancellations thereof, and there are no outstanding material disputes with respect thereto. No Borrower owns any interest in real property (other than the real property and leasehold interests listed on Schedule 5.17 hereto).
                                                         -------------

     SECTION 5.18  Labor Relations.  There are no strikes, work stoppages,
                   ---------------
grievance proceedings, union organization efforts or other labor controversies pending, or to any Borrower's knowledge, threatened or reasonably anticipated, between any Borrower and (i) any current or former employee of any Borrower, or
(ii) any union or other collective bargaining unit representing any such employee. Each Borrower is in compliance in all material respects with all Applicable Laws relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, employee privacy and right to know. Except as set forth on Schedule 5.18, there are no collective bargaining agreements,
                -------------
employment agreements between any Borrower and any of its employees, or professional service agreements not terminable at will relating to the businesses or assets of any Borrower. The consummation of the transactions contemplated hereby will not cause any Borrower to incur or suffer any liability relating to, or obligation to pay, severance, termination or other similar payments to any person or entity.

     Section 5.19  Assignment of Government Contracts.  No existing Government
                   ----------------------------------
Contract of any Borrower (and no present or future interest of any Borrower, in whole or in part, in, to or under any such Government Contract) is currently assigned, pledged, hypothecated or otherwise transferred to any person or entity (other than the Agent).

     Section 5.20  Ownership Interests.  All of the issued and outstanding
                   -------------------
capital stock of AverStar is wholly owned and controlled by the persons and/or entities set forth on SCHEDULE 5.20 hereto. All of the issued and outstanding capital stock of the Borrowers (other than AverStar) is wholly owned and controlled by AverStar, free and clear of all liens, claims and encumbrances (other than the security interest in favor of the Agent). As of the date hereof (and except as described above), no Borrower has any subsidiaries or owns any interest in any other entity or venture.

     Section 5.21  Contribution Agreement.  The Contribution Agreement is in
                   ----------------------
full force and effect, has not been modified, altered or amended in any respect (other than to add a new Borrower party thereto from time to time), and no Borrower is in default thereunder.

     Section 5.22  Solvency.  Both immediately prior to and after giving effect
                   --------
to the transactions contemplated by the terms and provisions of this Agreement, each Borrower (i) owned and owns property whose fair salable value is greater than the amount required to pay all of such Borrower's Indebtedness (including contingent debts), (ii) was and is able to pay all of its Indebtedness as such Indebtedness matures, and (iii) had and has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage. For purpose hereof, "Indebtedness" means, without duplication (a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Borrower, as of the date on which Indebtedness is to be determined, (b) all obligations of any other person or entity which such Borrower has guaranteed, (c) reimbursement obligations in connection with letters of credit issued for the benefit of such Borrower, and (d) the Obligations.

     Section 5.23  Year 2000 Compliance.  Each Borrower has reviewed the areas
                   --------------------
within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer based systems and applications used by such Borrower may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, each Borrower believes that the "Year 2000 Problem" will not have a material adverse affect on its business administration or operations.

     Section 5.24 Joint and Several Liability. Each and all of the
                  ---------------------------
representations and warranties made or remade to the Agent and each Lender pursuant to this Article 5 are hereby made and shall be remade by each Borrower severally and on a joint and several basis.

     Section 5.25 Survival of Representations and Warranties. All
                  ------------------------------------------
representations and warranties made herein shall survive the making of the Loan, and shall be deemed remade and redated as of the date of each request for an advance or readvance of any Loan proceeds, unless any Borrower is unable to remake and/or redate any such representation or warranty (other than the representation and warranty set forth in Section 5.9 hereof), discloses the same to the Agent in writing, and such inability does not constitute or give rise to an Event of Default.

                                   ARTICLE 6
                                   ---------

                             AFFIRMATIVE COVENANTS
                             ---------------------

     So long as any Obligation remains outstanding or this Agreement remains in effect, each Borrower jointly and severally covenants and agrees with the Agent and each Lender that:

     Section 6.1  Payment of Loan Obligations.  Each Borrower will duly and
                  ---------------------------
punctually pay all sums to be paid to the Agent and/or any Lender in accordance with the terms and conditions of the Loan Documents, and will comply with, perform and observe all of the terms thereof.

     Section 6.2  Payment of Taxes. Each Borrower will promptly pay and
                  ----------------
discharge when due all federal, state and other governmental taxes, assessments, fees and charges imposed upon each Borrower, or upon any of its properties or assets, except to the extent that validity or amount thereof is being contested in good faith by appropriate proceedings and the non-payment thereof will not result in the execution of any tax lien or otherwise jeopardize the Agent's interest in any part of the Collateral.

     Section 6.3  Delivery of Financial and Other Statements. The Borrowers
                  ------------------------------------------
shall deliver to the Agent and each Lender financial and other statements, each of which shall, unless otherwise expressly provided to the contrary, be prepared in accordance with GAAP consistently applied, as follows:

          (a) on or before the one hundred twentieth (120th) day following the close of each fiscal year, the Borrowers will submit to the Agent and each Lender (i) annual audited and unqualified financial statements of the Borrowers, which shall be accompanied by schedules and management letters (if issued) and certified by an independent certified public accountant acceptable to the Agent,
(ii) an annual budget for the Borrowers for the then current year and projections for the remainder of the Loan term, in form reasonably satisfactory to the Agent, certified by the Borrower's Chief Financial Officer or another duly authorized executive officer of the Borrowers, and (iii) the Year End Covenant Compliance Certificate, certified by an authorized executive officer of the Borrowers;

          (b) on or before the forty-fifth (45) day following the close of each calendar quarter, the Borrowers will submit to the Agent and each Lender internally prepared financial statements of the Borrowers, including a balance sheet, income statement, cash flow statement and statement of stockholders' equity, reporting the Borrowers' current financial position and the results of their respective operations for the month then ended and year-to-date, in form reasonably satisfactory to the Agent, certified by the Borrower's Chief Financial Officer or another duly authorized executive officer of the Borrowers;

          (c) on or before the fifteenth (15th) day following the close of each calendar month, the Borrowers will submit to the Agent and each Lender a Borrowing Base/Non-Default Certificate in the form of Exhibit 4 hereto,
                                                      ---------
accompanied by a current accounts receivable agings report, an unbilled agings report and an accounts payable listing, each of which shall be certified by an authorized executive officer of the Borrowers;

          (d) on or before the forty-fifth (45th) day following the close of each calendar quarter (other than each calendar quarter ending on December
31st), the Borrowers will submit to the Agent and each Lender a contract status/backlog report and a Quarterly Covenant Compliance/Non-Default Certificate in the form of Exhibit 5 hereto (the "Quarterly Covenant Compliance
                           ---------
Certificate"), each of which shall be certified by the Borrower's Chief Financial Officer or another duly authorized executive officer of the Borrowers;

          (e) the Borrowers will submit to the Agent and each Lender copies of all public filings, disclosure statements and/or registration statements which any Borrower issues to, distributes to or files with the Securities and Exchange Commission or any state agency or department regulating securities (or any other person or entity, pursuant to the rules and/or regulations of the Securities and Exchange Commission or any state agency or department regulating securities). Each such public filing, disclosure statement and/or registration statement shall be submitted by the Borrowers to the Agent and each Lender not later than five (5) days prior to the issuance, distribution or filing thereof (as applicable), except in circumstances in which it is not practicable to make any such submission to the Agent and each Lender on an earlier date, in which case such public filing, disclosure statement and/or registration statement shall be submitted by the

Borrower to the Agent and each Lender concurrent with the issuance, distribution or filing thereof (as applicable).

          (f) promptly upon the request of the Agent, the Borrowers will provide to the Agent and each Lender such other information and/or reports relating to the business, operations, properties or prospects of the Borrowers as the Agent may from time to time reasonably request.

The Borrowers acknowledge and agree that any and all financial statements, schedules and other financial information required to be delivered to the Agent and each Lender pursuant to this Section 6.3 shall be prepared on a consolidated basis.

     Section 6.4  Maintenance of Records; Review by the Lenders. Each Borrower
                  ---------------------------------------------
will maintain at all times proper books of record and account in accordance with GAAP, consistently applied, and, subject to any confidentiality and secrecy requirements imposed by any Government agency, will permit the Agent's officers or any of the Agent's authorized representatives or accountants to visit and inspect the offices and properties of each Borrower, examine its respective books of account and other records, and discuss their respective affairs, finances and accounts with the officers of each Borrower, all at such reasonable times during normal business hours, and as often as the Agent may desire. Each Borrower acknowledges and agrees that, following the occurrence of an Event of Default which has continued unremedied beyond any applicable notice and/or grace period, each Lender shall have the right to accompany the Agent in the exercise of the Agent's rights set forth in this Section 6.4.

     Section 6.5  Maintenance of Insurance Coverage. Each Borrower will maintain
                  ---------------------------------
in effect fire and extended coverage insurance on any and all the tangible personal property comprising the Collateral, public liability insurance and workmen's compensation insurance, with responsible insurance companies, in such amounts and against such risks as are customary for similar businesses, required by governmental authorities, if any, having jurisdiction over all or part of its operations, or otherwise reasonably required by the Agent, and will furnish to the Agent certificates evidencing such continuing insurance. The Agent shall be named as loss payee on all hazard and casualty insurance policies by means of a standard noncontributory mortgagee clause and as an additional insured on all liability insurance policies. All insurance policies shall also provide for (i) not less than thirty (30) days written notice to the Agent prior to expiration, cancellation or material change; and (ii) waiver of subrogation.

     Section 6.6 Maintenance of Property/Collateral; Performance of Contracts.
                  ------------------------------------------------------------
Each Borrower will at all times maintain the Collateral and its tangible property, both real and personal, in good order and repair (subject to ordinary wear and tear), and will permit the Agent's officers or authorized representatives to visit and inspect all or any part of the Collateral at such reasonable times during normal business hours, as and when the Agent deems necessary or appropriate; provided, however, that the Agent's review of any and all "classified contracts" shall be subject to compliance with Applicable Laws. Each Borrower shall perform in all material respects all obligations under all contracts to which it is a party (including, without limitation, all obligations of such Borrower as a contractor under any Material Contract), including all exhibits and other attachments to such contracts, all modifications thereto and all documents and instruments delivered pursuant thereto, and will comply in all material respects with all laws, rules and regulations governing the execution, delivery and performance thereof.

     Section 6.7  Maintenance of Corporate Existence. Except as otherwise
                  ----------------------------------
expressly permitted pursuant to this Agreement, each Borrower will maintain its corporate existence and will provide the Agent with evidence of the same from time to time upon the Agent's request.

     Section 6.8  Maintenance of Certain Accounts with Lender. Each Borrower
                  -------------------------------------------
will maintain its primary operating accounts, including all depository accounts (time and demand), disbursement accounts and collection accounts with State Street Bank & Trust Company, N.A., a national banking association, at its offices located at 225 Franklin Street, Boston, Massachusetts 02110; it being understood and agreed that if at any time State Street Bank shall no longer be a "Lender" party to this Agreement, all such accounts shall be maintained with the Agent or another Lender designated by the Agent and reasonably satisfactory to the Borrowers.

     Section 6.9  Maintenance of Management.  Each Borrower will at all times
                  -------------------------
maintain management reasonably satisfactory to the Agent or the Required Lenders in all respects, and shall notify the Agent in writing of the change of any corporate officer or director of any Borrower, within ten (10) days of the date of any such change; it being understood and agreed that (a) the Borrowers shall be deemed in compliance with this covenant so long as (i) Joseph A. Saponaro is the acting President or Vice President in charge of business operations of AverStar and performs all duties material to the operation of the Borrowers' business, as may be required of him acting in such capacity, and (ii) Michael B. Alexander is the acting Chairman of the board of AverStar and performs all duties material to the operation of the Borrowers' business, as may be required of him acting in such capacity; and (b) in the event that Joseph A. Saponaro or Michael B. Alexander no longer acts as President (or Vice President in charge of business operations) or Chairman of the board of AverStar, respectively, or in the event that Joseph A. Saponaro or Michael B. Alexander fails to perform any duty material to the operation of the Borrowers' business, as may be required of each of them acting in their respective capacities, any replacement President (or Vice President in charge of business operations) and/or Chairman of the board of the Borrowers must be reasonably satisfactory to the Agent or the Required Lenders in all respects.

     Section 6.10 Disclosure of Defaults, Etc.  Promptly upon the occurrence
                  ----------------------------
thereof, the Borrowers will provide the Agent with written notice of any Event of Default, or any act, event or occurrence that upon the giving of any required notice or the lapse of time, or both, would constitute an Event of Default. In addition, the Borrowers will promptly advise the Agent in writing of any condition, act, event or occurrence which comes to any Borrower's attention that would or could reasonably be expected to prejudice the Agent's or any Lender's rights in connection with any Material Contract, any Government Contract, the Collateral, this Agreement, any Note or any other Loan Document, including, without limitation, the details of any pending or threatened suspension, debarment or other governmental action or proceeding, any material pending or threatened litigation, and any other legal or administrative proceeding or investigation pending or threatened against any Borrower, including the entry of any judgment or lien (other than a Permitted Lien) against such Borrower, its assets or property.

     Section 6.11 Security Perfection; Assignment of Claims Act; Payment of
                  ---------------------------------------------------------
Costs. Each Borrower will execute and deliver and pay the costs of recording and
-----
filing financing statements, continuation statements, termination statements, assignments and other documents, as the Agent may from time to time deem necessary or appropriate for the perfection of any liens granted to the Agent pursuant hereto or pursuant to any other Loan Document, including, without limitation, all documents or materials necessary or appropriate in order to comply with the Assignment of Claims Act of 1940 (the "Government Contract Assignments") in connection with each Government Contract required to be assigned to the Agent in accordance with the terms of this Agreement; it being understood and agreed that (i) no Government Contract Assignment is being required for any Government Contract which (a) has a remaining value of less than One Million and No/100 Dollars ($1,000,000.00), or (b) has a remaining term of less than twelve (12) months; and (ii) the Agent will not submit any Government Contract Assignment to the Government in the absence of an Event of Default which has continued unremedied beyond any applicable notice and/or grace period. All costs and expenses incurred in connection with the Government Contract Assignments shall be borne solely by the Borrowers. Additionally, the Borrowers will pay any and all costs of Closing hereunder, as well as any and all taxes (other than the Agent's and each Lender's income and franchise taxes), which may be payable as a result of the execution of this Agreement or any agreement supplemental hereto, or as a result of the execution and/or delivery of any Note or other Loan Document.

     Section 6.12 Defense of Title to Collateral. Each Borrower will at all
                   ------------------------------
times defend the Agent's and each Borrower's rights in the Collateral, subject to the Permitted Liens, against all persons and all claims and demands whatsoever, and will, upon request of the Agent (i) furnish such further assurances of title as may be reasonably required by the Agent, and (ii) do any other acts reasonably necessary to effectuate the purposes and provisions of this Agreement, or as required by law or otherwise in order to perfect, preserve, maintain or continue the security interests of the Agent in the Collateral.

     Section 6.13 Compliance with Law. Each Borrower will conduct its businesses
                  -------------------
and operations in full compliance with (i) all Applicable Laws and requirements of all federal, state and local regulatory authorities having jurisdiction, (ii) the provisions of its charter documents and by-laws, (iii) all agreements and instruments by which it or any of its properties may be bound, and (iv) all applicable decrees, orders and judgments. It is understood and agreed that any Borrower's failure to comply with any of the items set forth in clause (i),
(iii) or (iv) of this Section 6.13 shall not constitute a violation of this covenant if such failure to comply is not reasonably likely to have a material adverse effect on (a) the Borrowers, taken as a whole, or any of the Principal Borrowers, or (b) the business, assets, operations, properties or financial condition of the Borrowers, taken as a whole, or any of the Principal Borrowers.

     Section 6.14  Further Assurances; Additional Requested Information.  Each
                   ----------------------------------------------------
Borrower will provide to the Agent such further assurances and additional documents regarding the Collateral and the Agent's security interest therein as the Agent may from time to time reasonably request, and each Borrower will promptly provide the Agent with such additional information, reports and statements respecting the business, operations, properties and financial condition of the Borrowers, and respecting their respective affiliated businesses and investments, as the Agent may from time to time reasonably request.

     Section 6.15  Financial Covenants.  So long as any Obligation remains
                   -------------------
outstanding or this Agreement remains in effect, the Borrowers will comply with each of the financial covenants set forth below:

          (a)  Net Worth. The Borrowers will at all times maintain Net
               ---------
               Worth of not less than the sum of (i) $1,000,000.00, plus (ii) fifty percent (50%) of the Borrowers' consolidated positive net income arising after December 31, 1998 (not to be reduced for subsequently incurred consolidated losses), plus (iii) one hundred percent (100%) of the net proceeds (net of reasonable and customary costs paid to unrelated and unaffiliated third parties in connection with the particular transaction) of any issuance by the Borrower after the Closing Date of equity securities or other equity interests or obligations (determined on a cumulative basis and calculated in accordance with GAAP), less
               (iv) one hundred percent (100%) of the amount of stock redemptions paid pursuant to the Repurchase Agreements listed on Schedule B hereto.
                         ----------

               For purposes of this Agreement, "Net Worth" shall mean total assets minus all liabilities, determined in accordance with GAAP. Net Worth shall be measured on 3/31/99 and on the last day of each fiscal quarter thereafter, throughout the term of the Loan.

          (b)  Fixed Charge Coverage Ratio. The Borrowers will
               ---------------------------
               maintain on a consolidated basis at all times during the periods specified below, a Fixed Charge Coverage Ratio of not less than the following:


                                                              Minimum
                                                           Fixed Charge
                           Period                         Coverage Ratio
                           ------                         --------------

               For the calendar quarter ending on
               3/31/99 through the calendar                1.25 to 1.0
               quarter ending 12/31/1999.

               For the calendar quarter ending on
               3/31/2000 through the calendar              1.30 to 1.0
               quarter ending on 12/31/2000.

               For the calendar quarter ending on
               3/31/2001 and for each calendar             1.35 to 1.0
               quarter ending thereafter.


               For purposes of the foregoing, "Fixed Charge Coverage Ratio" shall mean the Borrowers' EBITDA, minus capital expenditures, minus cash paid for taxes, divided by the sum of Interest Expense, plus required principal payments on the Term Facilities and payments for capital lease obligations. The Fixed Charge Coverage Ratio shall be measured on the last day of each fiscal quarter, and at the end of each of the Borrowers' fiscal years, throughout the term of the Loan on a four
               (4) quarter rolling basis.

          (c)  EBITDA to Interest Expense Ratio. The Borrowers will
               --------------------------------
               maintain on a consolidated basis at all times during the periods specified below, an EBITDA to Interest
               Expense ratio of not less than the following:

                                                     Minimum EBITDA to
                        Period                    Interest Expense Ratio
                        ------                    ---------------------

               For the calendar quarter
               ending on 3/31/99 through               2.50 to 1.00
               the calendar quarter ending
               12/31/99.

               For the calendar quarter
               ending on 3/31/2000 and             3.00 to 1.00
               for each calendar quarter
               ending thereafter.


               The EBITDA to Interest Expense Ratio shall be calculated and tested on the last day of each fiscal quarter, throughout the term of the Loan on a four (4) quarter rolling basis.

          (d)  Total Debt to EBITDA Ratio. The Borrowers will at all
               --------------------------
               times maintain on a consolidated basis during the periods specified below, a Total Debt to EBITDA Ratio of not more than the following:


                                                     Maximum Total
                                                    Debt to EBITDA
                         Period                         Ratio
                         ------                         -----
               For the calendar quarter ending
               3/31/99 through the calendar         4.25 to 1.00
               quarter ending on 12/31/1999.


               For the calendar quarter ending
               3/31/2000 through the calendar       3.75 to 1.00
               quarter ending on 6/30/2000.


               For the calendar quarter ending
               9/30/2000 through the calendar       3.50 to 1.00
               quarter ending on 12/31/2000.


               For the calendar quarter ending
               3/31/2001 through the calendar       3.25 to 1.00
               quarter ending on 6/30/2001.


               For the calendar quarter ending
               9/30/2001 through the calendar       3.00 to 1.00
               quarter ending on 12/31/2001.


               For the calendar quarter ending
               3/31/2002 through the calendar       2.50 to 1.00
               quarter ending on 12/31/2002.


               For the calendar quarter ending on
               3/31/2003 and for each calendar      2.00 to 1.00
               quarter ending thereafter.

               For purposes hereof, the "Total Debt to EBITDA Ratio" shall mean the ratio of Total Debt to EBITDA (a) calculated and tested using (i) the Borrower's twelve
               (12) month trailing EBITDA results and (ii) Total Debt as of the date of calculation, and (b) measured on the last day of each fiscal quarter, throughout the term of the Loan.

The financial covenants referenced above shall be calculated on a four (4) quarter rolling basis. Unless otherwise defined, all financial terms used in this Section 6.15 shall have the meanings attributed to such terms in accordance with GAAP.

     Section 6.16  Year 2000 Compliance.  Each Borrower shall take all action
                   --------------------
necessary to assure that its computer systems are capable of effectively processing data and information, including dates on and after January 1, 2000, and that all such systems (i) shall not cease to perform or provide (and shall not cause any software and/or system which is material to the operations of such Borrower or any interface therewith to provide) invalid or incorrect results as a consequence of date functionality and/or data; (ii) shall not experience any degradation of performance or functionality arising from or relating to date functionality and/or data which is material to the operations of such Borrower or any material interface therewith and which represents or references different centuries, more than one century or leap years; (iii) shall effectively and accurately manage and manipulate data derived from, involving or relating in any way to dates, including single century formulas and multi-century or leap year formulas; and (iv) shall not cause an abnormal ending scenario within such business computer related systems or in any software and/or system with which such systems interface (or generate incorrect values or invalid results involving such dates). Each Borrower will, at the reasonable request of the Agent, provide evidence to the Agent of such compatibility.

     Section 6.17  Landlord Waivers; Subordination.  Each Borrower shall provide
                   -------------------------------
landlord waivers to the Agent prior to any Borrower storing, keeping or locating tangible personal property having an aggregate value in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) on any particular lessor's/landlord's premises. Each landlord waiver shall subordinate any statutory, contractual or other lien the lessor/landlord may have in any Collateral to the lien, operation and effect of the lien granted to the Agent pursuant to this Agreement, and shall be in form and substance reasonably acceptable to the Agent.

     Section 6.18  Substitute Notes. Upon request of the Agent, each Borrower
                   ----------------
shall execute and deliver to the Agent substitute promissory notes, in form and substance satisfactory to the Agent in all respects, payable to the order of such person or entity as may be designated by the Agent; it being understood and agreed, however, that the aggregate principal amount of all outstanding promissory notes shall not exceed the Commitment Amount as of the date any such substitute note is issued.

     Section 6.19  Interest Rate Contracts. If required by the Agent, the
                   -----------------------
Borrowers shall have in effect at all times interest rate protection agreements for the Term Facilities ("Interest Rate Contracts") reasonably satisfactory to the Agent. Any such Interest Rate Contract must be purchased from a Lender, an affiliate of a Lender or another financial institution reasonably acceptable to the Agent. The Borrowers' obligations under any Interest Rate Contract purchased from a Lender or an affiliate of a Lender shall be secured by the Collateral on a pari passu basis, pursuant to documentation acceptable to the Agent in all respects. All other Interest Rate Contracts shall be unsecured in all respects. The Borrowers shall determine to their own satisfaction whether any such Interest Rate Contract is sufficient to meet the Borrowers' needs for interest rate protection, and neither the Agent nor any Lender shall have any obligation or liability with respect thereto, nor any obligation to propose, quote or enter into any Interest Rate Contract, unless such Interest Rate Contract shall be on terms and conditions satisfactory to the applicable Lender in all respects.

     Section 6.20  Joint and Several Liability.  Each Borrower acknowledges and
                   ---------------------------
agrees that each Borrower shall be severally and jointly and severally liable for each and every affirmative covenant set forth in this Article 6.

                                   ARTICLE 7
                                   ---------

                              NEGATIVE COVENANTS
                              ------------------

     So long as any Obligation remains outstanding or this Agreement remains in effect, each Borrower jointly and severally covenants and agrees that, without the prior written consent of the Agent, no Borrower will:

     Section 7.1  Change of Control; Disposition of Assets; Merger.
                  ------------------------------------------------

          (a) Permit majority ownership of any Borrower or control of any Borrower's business or operations to be sold, assigned or otherwise transferred, legally or equitably, to any person or entity; or

          (b) suffer or permit the issuance of any capital stock of any Borrower (except for (i) any securities issued pursuant to a stock option plan approved by Agent in writing, or pursuant to any other equity-based employee incentive compensation plan approved by the Agent in writing and/or listed in
Schedule 7.1(B) hereto; and (ii) issuances of any capital stock of AverStar
---------------
which do not, individually or in the aggregate, cause or result in a default of any other provision of this Agreement); or

          (c) sell, assign, loan, deliver, lease, transfer or otherwise dispose of property or assets of any Borrower (except in the ordinary course of business), in excess of Fifty Thousand and No/100 Dollars ($50,000.00), in the aggregate, per annum; or

          (d) merge or consolidate with any company or enterprise, or acquire or purchase any company or enterprise; it being understood and agreed that this negative covenant shall not be deemed violated by the merger or consolidation of any wholly owned subsidiary of AverStar with or into (i) AverStar; provided that, after giving effect to any such merger or consolidation, AverStar shall be the surviving entity; or (ii) a Borrower (other than AverStar); provided that, after giving effect to any such merger or consolidation, the surviving entity shall be a Borrower party to this Agreement.

     Section 7.2  Margin Stocks. Use all or any part of the proceeds of any
                  -------------
advance made hereunder to purchase or carry, or to reduce or retire any loan incurred to purchase or carry, any margin stocks (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stocks.

     Section 7.3  Change of Operations. Suffer or permit any change in the
                  --------------------
general character of any Borrower's business as conducted on the Closing Date, or suffer or permit any Borrower to engage in any type of business not reasonably related to or compatible with such business as presently and normally conducted.

     Section 7.4  Judgments; Attachments. Suffer or permit any judgment in
                  ----------------------
excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) against any Borrower or any attachment against any Borrower's property (for an amount not fully covered by insurance) to remain unpaid, undischarged or undismissed for a period of thirty (30) days, unless enforcement thereof shall be effectively stayed or bonded.

     Section 7.5  Further Assignments; Performance and Modification of
                  ----------------------------------------------------
Contracts; etc. Except as may be expressly permitted by the Loan Documents (i)
--------------
make any further assignment, pledge or disposition of the Collateral or any part thereof (other than dispositions of inventory or equipment in the ordinary course of business or the sale of obsolete equipment or other equipment not material to the operation of such Borrower's business); (ii) permit any set-off or reduction, delay the timing of any payment under, or otherwise modify any Material Contract, if such set-off, reduction, delay or modification would give rise to a Borrowing Base Deficiency or otherwise adversely affect any of the Subsidiary Borrowers, taken as a whole, or any of the Principal Borrowers in any material respect; (iii) create, incur or permit to exist any lien or encumbrance (other than Permitted Liens) on any real or personal property now or hereafter owned by any Borrower; or (iv) do or permit to be done anything to impair the Agent's or any Lender's security in any Collateral or the payments due to any Borrower thereunder.

     Section 7.6  Affect Rights of the Agent or Lender(s). At any time do or
                  ---------------------------------------
perform any act or permit any act to be performed which would or reasonably could materially adversely affect the interests or rights of the Agent or any Lender under any Loan Document.

     Section 7.7  Indebtedness; Granting of Security Interests.  Suffer or
                  --------------------------------------------
permit any Borrower to incur any new indebtedness, except for (i) trade debt and operating leases incurred in the ordinary course of business; (ii) indebtedness secured by liens listed on Schedule 7.7 hereto, or other indebtedness secured by
                           ------------
Permitted Liens; (iii) indebtedness incurred to finance (by purchase or lease) equipment constituting capital expenditures, provided that all capital leases permitted hereby do not, in the aggregate, exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) per annum; and (iv) the indebtedness owing directly (or indirectly by and through Gerlach & Co., Inc., as custodian) to the Mass Mutual Entities (other than Mass Mutual, acting in its capacity as a Lender party pursuant to this Agreement) in a principal amount not to exceed Five Million and No/100 Dollars ($5,000,000.00), evidenced by the Subordinated Notes and subordinated in all respects to the Obligations pursuant to a certain letter agreement dated as of the Closing Date (the "Subordination Agreement"), by and among the Agent, the Mass Mutual Entities and the Borrowers. Except as otherwise expressly permitted herein, no Borrower shall mortgage, assign, pledge, hypothecate or otherwise encumber or permit any lien, security interest or other encumbrance, including purchase money liens, whether under conditional or installment sales arrangements or otherwise, to affect the Collateral or any other assets or properties of any Borrower (except for Permitted Liens), nor shall any Borrower guarantee or otherwise become obligated for any indebtedness of others. Furthermore, each Borrower agrees that it will not enter into any agreement or understanding with any person or entity pursuant to which such Borrower agrees to be bound by a covenant not to encumber all or any part of its property or assets, unless such agreement or understanding is entered into in connection with the granting of purchase money security interests permitted pursuant to the terms and provisions this Agreement (and relates to solely to the property subject to such purchase money security interests).

     Section 7.8  Dividends; Loans; Advances; Investments and Certain Other
                  ---------------------------------------------------------
Events.
------

     Except as otherwise described on Schedule 7.8(a) hereto:
                                      ---------------
          (a) suffer or permit any dividend to be declared or paid on any Borrower's capital stock of any class (other than dividends payable solely to another Borrower and/or dividends payable in the form of additional capital stock of AverStar), suffer or permit any alteration or amendment to any Borrower's capital structure, or suffer or permit any Borrower to purchase, redeem or otherwise retire any shares of such Borrower's capital stock, or suffer or permit any voluntary prepayment, acquisition or anticipation of any sinking fund requirement of any indebtedness of any Borrower, or suffer or permit any distributions to be made in cash or assets to any shareholders of any Borrower (other than to another Borrower); or

          (b) suffer or permit any loans, salary advances or other payments to be made by any Borrower to (i) any shareholders of any Borrower (other than to another Borrower); (ii) any corporation or other enterprise directly or indirectly owned in whole or in part by any shareholder of any Borrower (other than another Borrower); or
(iii) any other person or entity; it being understood and agreed that this negative covenant shall not be deemed violated by (A) normal and customary operating expenses and trade credit extended to customers of the Borrowers, in each case made in the ordinary course of business; (B) regularly scheduled salary payments to shareholders of any Borrower who are also salaried employees of such Borrower; (C) loans and/or travel and expense reimbursement payments to salaried employees in an amount not to exceed, at any time, Fifteen Thousand and No/100 Dollars ($15,000.00), individually, or Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), in the aggregate; (D) regularly scheduled consulting fees payable pursuant to the consulting agreements listed on Schedule
                                                                        --------
7.8(b) hereto; provided that (i) no Payment Default exists, and (ii) the payment
------
of such consulting fees does not, individually or in the aggregate, exceed Three Hundred Thousand and No/100 Dollars ($300,000.00) per annum; (E) a loan or loans made by AverStar on or about the Closing Date to IES Holding, Inc., a Delaware corporation ("IES"), in an amount not to exceed, at any time, Two Million and No/100 Dollars ($2,000,000.00), in the aggregate, provided that (i) such loan(s) shall have been made and fully advanced on or before December 31, 1999, without any obligation to advance or readvance any proceeds of such loan(s) after December 31, 1999, (ii) such loan(s), including any other indebtedness owing by IES to a Borrower, shall have been properly evidenced by one or more duly executed and enforceable promissory notes (collectively, the "IES Notes"), and reflected as notes receivable on the Borrowers' books, (iii) concurrent with the making of such loan(s), all of the IES Notes evidencing such loan(s) and such other indebtedness shall have been pledged to the Agent, for the benefit of the Lenders, as additional Collateral for the Obligations, pursuant to the Assignment of Promissory Notes as Collateral, and (iv) at the time any such loan(s) shall have been made available to IES, no Event of Default exists hereunder; (F) regularly scheduled payments described in Schedule 7.8(c) hereto;
                                                         ---------------
and (G) subject to the terms of the Subordination Agreement, regularly scheduled payments of accrued and unpaid interest payable pursuant to the Subordinated Notes.

     Section 7.9   Lease Obligations.  Enter into any new lease of real or
                   -----------------
personal property, except in the ordinary course of business.

     Section 7.10  Capital Expenditures.  Make any capital expenditure,
                   --------------------
including, but not limited to, expenditures for leasehold improvements and capitalized costs, in excess of (a) $2,500,000, in the aggregate per annum, during the period commencing on the Closing Date and ending on the day immediately preceding the second (2nd) anniversary of the Closing Date; (b) $3,000,000, in the aggregate per annum, during the period commencing on the second (2nd) anniversary of the Closing Date and ending on the day immediately preceding the fourth (4th) anniversary of the Closing Date, and (c)
$3,500,000, in the aggregate per annum, from and after the fourth (4th) anniversary of the Closing Date, except that, in each case, the Borrowers shall be entitled to carry over availability (on a non-cumulative basis) of any unused capital expenditure of any particular twelve (12) month period to the succeeding twelve (12) month period. By way of example and not of limitation, if the Borrowers incur $2,000,000 in capital expenditures during the second year of the Loan term (and the applicable capital expenditure limitation is $2,500,000), the Borrowers may incur up to $3,500,000 of capital expenditures during the third year of the Loan term without being in violation of this negative covenant. However, if the Borrowers incur less than $3,500,000 in capital expenditures during the third year of the Loan term, the dollar limitation applicable to capital expenditures for the fourth year of the Loan term will not be increased by any amount whatsoever.

     Section 7.11  Lockbox Deposits.  If a Lockbox shall have been established
                   ----------------
pursuant to Section 11.2 of this Agreement, permit or cause any and all payments required to be made directly to the Agent or any Lender pursuant to Section 11.2 of this Agreement to be made or directed to any other person or entity, without the prior approval of the Agent.

     Section 7.12  Shareholders Agreement; Merger Agreement; Etc.,  Suffer or
                   ----------------------------------------------
permit any modification or amendment to (a) the Shareholders Agreement; (b) the Subordination Agreement; (c) any of the Subordinated Notes; (d) any Securities Purchase Agreement, or (e) the Merger Agreement.

     Section 7.13  Transactions With Affiliates.  Enter into or otherwise bind
                   ----------------------------
any Borrower to any contract, agreement or other understanding with any person or entity directly or indirectly related to, affiliated with or under common control or ownership with any Borrower or any stockholder of any Borrower (other than another Borrower), except upon fair and reasonable terms which are at least as favorable to such Borrower as would be the case in a comparable, arm's-length transaction with an unaffiliated and unrelated entity or person.

     Section 7.14  Joint and Several Liability.  Each Borrower acknowledges and
                   ---------------------------
agrees that each Borrower shall be severally and jointly and severally liable for each and every negative covenant set forth in this Article 7.

                                   ARTICLE 8
                                   ---------

                              COLLATERAL ACCOUNT
                              ------------------

         Following the occurrence of an Event of Default, the Agent may require that the Borrowers deposit or cause to be deposited into a collateral account (the "Collateral Account") designated by the Agent, all checks, drafts, cash and other remittances received by each Borrower, and the Borrowers shall deposit such items for credit to the Collateral Account within one (1) Business Day of the receipt thereof and in precisely the form received. Pending such deposit, no Borrower will commingle any such items of payment with any of its other funds or property, but will hold them separate and apart.

       The Borrowers hereby covenant and agree that the Collateral Account shall secure the Obligations and hereby grant, assign and transfer to the Agent, for the ratable benefit of the Lenders, a continuing security interest in all of each Borrower's right, title and interest in and to the Collateral Account. Notwithstanding anything to the contrary under applicable state law, the Agent may apply funds in the Collateral Account to any of the Obligations, including, without limitation, any principal, interest or other payment(s) not made when due, whether arising under this Loan Agreement and/or any other Loan Document, or any other Obligation of any Borrower, without notice to the Borrowers, without regard to the origin of the deposits in the account, the beneficial ownership of the funds therein or whether such Obligations are owed jointly with another or severally; the order and method of such application to be in the sole discretion of the Agent. The Agent's right to deduct sums due under the Loan Documents from the account(s) of the Borrowers shall not relieve any Borrower from its obligation to make all payments required by the Loan Documents as and when required by the Loan Documents, and the Agent shall not have any obligation to make any such deductions or any liability whatsoever for any failure to do so.

                                   ARTICLE 9
                                   ---------

                              DEFAULT AND REMEDIES
                              --------------------

     Section 9.1  Events of Default.  Any one of the following events shall be
                  -----------------
an "Event of Default":

          (a) if any Borrower shall fail to pay any principal, interest or other sum owing on any of the Notes or any other Obligation when the same shall become due and payable, whether by reason of acceleration or otherwise;

          (b) if the Borrowers shall exceed the Maximum Borrowing Base and fail, immediately upon the happening of any such occurrence, without notice or demand therefor, to make a payment to the Agent, for the benefit of the Lender(s), in an amount equal to or greater than the Borrowing Base Deficiency; provided, however, that upon the occurrence of the circumstances described in the last paragraph of Section 1.3 of this Agreement, the Borrowers shall not be required to make an immediate payment, but rather, shall be required to make the required payment within the time frame specified in the last paragraph of
Section 1.3 of this Agreement;

          (c) if any Borrower shall fail to pay and satisfy in full, within thirty (30) days of the rendering thereof, any judgment against such Borrower in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) which is not, to the reasonable satisfaction of the Agent, fully bonded, stayed, covered by insurance or covered by appropriate reserves;

          (d) with respect to any warranty or representation expressly qualified by a "materiality" standard set forth herein or in any other Loan Document and made by any Borrower or any other person or entity on behalf of any Borrower, if such warranty or representation shall be untrue in any respect when made, including, without limitation, any information contained in any financial statement, application, schedule, report or other document given by any Borrower or any other person or entity on behalf of any Borrower in connection with any of the Obligations or Loan Documents; and/or with respect to any warranty or representation not expressly qualified with a "materiality" standard set forth herein or in any other Loan Document and made by any Borrower or any other person or entity on behalf of any Borrower, if such warranty or representation shall be untrue in any material respect when made, including, without limitation, any information contained in any financial statement, application, schedule, report or other document given by any Borrower or any other person or entity on behalf of any Borrower in connection with any of the Obligations or Loan Documents;

          (e) if there shall be non-compliance with or a breach of any of the Affirmative Covenants or Negative Covenants contained in this Agreement, or any other covenants or agreements of any Borrower, in any of the Notes or in any other Loan Document;

          (f) if (i) without the prior written consent of the Agent, any Borrower shall be liquidated or dissolved or shall discontinue its business;
(ii) a trustee or receiver is appointed for any Borrower or for all or a substantial part of its assets; (iii) any Borrower makes a general assignment for the benefit of creditors; (iv) any Borrower files or is the subject of any insolvency proceeding or petition in bankruptcy, which in the case of an involuntary bankruptcy, remains undismissed for sixty (60) days; (v) any Borrower shall become insolvent or at any time fail generally to pay its debts as such debts become due; or (vi) any governmental agency or bankruptcy court or other court of competent jurisdiction shall assume custody or control of the whole or any material part of the assets of any Borrower;

          (g) if any property or assets of any Borrower (including, without limitation, any deposit accounts) having a value, individually or in the aggregate, in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) are levied upon, attached or subject to any other enforcement proceeding, which is not fully bonded or stayed within thirty (30) days of such levy, attachment or other enforcement proceeding;

          (h) if, except as otherwise expressly permitted pursuant to this Agreement, any Borrower shall dissolve, merge or consolidate with another entity, or reorganize, in each case without the prior written consent of the Agent;

          (i) if any obligation of any Borrower for the payment of borrowed money, which involves amounts in excess of Fifty Thousand and No/100 Dollars ($50,000.00), whether now existing or hereafter created, incurred or arising, becomes or is declared to be due and payable prior to the expressed maturity thereof, whether such obligation is owed to the Agent, any Lender or any other person or entity;

          (j)   if (i) there shall be a default under any Material Contract;
(ii) a notice of termination shall have been issued under any Material Contract or Government Contract; or (iii) a cure notice issued under any Material Contract or Government Contract shall remain uncured beyond (x) the expiration of the time period available to the Borrower pursuant to such Material Contract, Government Contract and/or such cure notice (as the case may be), to cure the noticed default, or (y) the date on which the other contracting party is entitled to exercise its rights and remedies under the Material Contract or Government Contract as a consequence of such default;

          (k) if (i) any Borrower is debarred or suspended from contracting with any part of the Government; (ii) a notice of debarment or suspension shall have been issued to any Borrower; or (iii) a notice of termination for default or the actual termination for default of any Material Contract or Government Contract shall have been issued to or received by any Borrower; or (iv) a Government investigation or inquiry relating to any Borrower and involving fraud, deception or willful misconduct shall have been commenced in connection with any Government Contract or any Borrower's activities;

          (l) if either the Agent or the Required Lenders are not satisfied in their reasonable discretion, with the results of any field audit conducted by the Agent or its agents;

          (m) if any Borrower is in default under any Commercial Contract involving amounts in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00);

          (n) if either the Agent or the Required Lenders believe in good faith there is a material adverse change in the business, assets, properties, prospects, condition (financial or otherwise) of the Borrowers, taken as a whole, or any of the Principal Borrowers;

          (o) if the Borrower is in default under the Subordinated Notes, the Securities Purchase Agreement, the Subordination Agreement, the Shareholders Agreement or the Merger Agreement or a default by any party (other than the Agent) shall occur under the Subordination Agreement; and/or

          (p) if, except as otherwise expressly permitted pursuant to this Agreement, any change in majority ownership or control of any Borrower's business or operations shall occur.

     Section 9.2  Remedies.  Upon the occurrence of any Event of Default, the
                  --------
Agent, acting on behalf of the Lender(s), may exercise any or all of the following remedies:

          (a) Withhold disbursement of all or any part of the Loan proceeds until such time that such Event of Default is cured to the satisfaction of the Agent and no other Event of Default exists;

          (b) Subject to the expiration of the applicable notice and cure period set forth in subsection (c) below, terminate the obligation of the Lender(s) to make further disbursements of the Loan proceeds;

          (c) Declare all principal, interest and other sums owing on the Obligations to be immediately due and payable without demand, protest, notice of protest, notice of default, presentment for payment or further notice of any kind; provided, however, that payments of amounts hereunder shall not be accelerated by reason of (i) a default in the payment of any sum due and payable hereunder or pursuant to any other Loan Document (a "Payment Default"), unless such Payment Default remains uncured for five (5) Business Days (with no notice of default being required); and (ii) a default other than a Payment Default (a "Non-Payment Default"), unless such Non-Payment Default remains uncured for twenty (20) days following notice thereof from the Agent to the Borrower. Notwithstanding the foregoing, no notice of a Non-Payment Default shall be required prior to acceleration or prior to the Agent or any Lender exercising any other right or remedy under this Agreement or any other Loan Document, if
(i) the Agent in good faith believes that any such delay would adversely affect the Agent's security or the Agent's lien priority or (ii) the default is a violation of Section 6.3(c) or Section 6.15 of this Agreement;

          (d) Without notice, offset and apply against all or any part of the Obligations then owing by any Borrower to the Agent or any Lender, any and all money, credits, stocks, bonds or other securities or property of any Borrower of any kind or nature whatsoever on deposit with, held by or in the possession of the Agent or any Lender in any capacity whatsoever, including, without limitation, any deposits with the Agent or any Lender or any of its affiliates, to the credit of or for the account of any Borrower. Notwithstanding any applicable state law to the contrary (and without limiting the Agent's right, for the convenience of the Borrowers, to charge any Borrower's account(s) for any principal, interest or other sums payable pursuant to this Agreement, the Notes or any other Loan Document when due), the Agent and/or any Lender is authorized at any time to charge the Obligations against any Borrower's account(s), without regard to the origin of deposits to the account or beneficial ownership of the funds;

          (e) Exercise all rights, powers and remedies of a secured party under the Uniform Commercial Code in effect in the Commonwealth of Virginia, any other jurisdiction in which the Collateral is located and/or any other applicable law(s), including, without limitation, the right to (i) require the Borrowers to assemble the Collateral (to the extent that it is movable) and make it available to the Agent at a place to be designated by the Agent, and (ii) enter upon any Borrower's premises, peaceably by the Agent's own means or with legal process, and take possession of, render unusable or dispose of the

Collateral on such premises; each Borrower hereby agreeing not to resist or interfere with any such action. The Agent agrees to give the Borrower written notice of the time and place of any public sale of the Collateral or any part thereof, and the time after which any private sale or any other intended disposition of the Collateral is to be made, and such notice will be mailed, postage prepaid, to the principal place of business of the Borrower, at least ten (10) days before the time of any such sale or disposition, unless any Applicable Law permits a shorter notice period. Each Borrower acknowledges and agrees that the ten (10) day notice period (or shorter notice period permitted by Applicable Law) is commercially reasonable. Each Borrower hereby authorizes and appoints the Agent and its successors and assigns to (x) sell the Collateral, and (y) declare that such Borrower assents to the passage of a decree by a court of proper jurisdiction for the sale of the Collateral. Any such sale pursuant to (x) or (y) above is to be made in accordance with the applicable provisions of the laws and rules of procedure of the Commonwealth of Virginia or other applicable law; and/or

          (f) Proceed to enforce such other and additional rights and remedies as the Agent and/or any Lender may have hereunder, and/or under any of the other Loan Documents, or as may be provided by applicable law.

       It is expressly understood and agreed that the Agent and/or any Lender may exercise its respective rights under this Agreement or under any other Loan Document without exercising the rights or affecting the security afforded by any other Loan Document, and it is further understood and agreed that the Agent may proceed against all or any portion of the Collateral in such order and at such times as the Agent, in its sole discretion, sees fit; and each Borrower hereby expressly waives, to the extent permitted by law, all benefit of valuation, appraisement, marshaling of assets and all exemptions under the laws of the Commonwealth of Virginia and/or any other state, district or territory of the United States. Furthermore, if any Borrower shall default in the performance when due of any of the provisions of this Agreement, the Agent, without notice to or demand upon the Borrower (and without any grace or cure period) and without waiving or releasing any of the Obligations or any default hereunder, under the Notes or under any other Loan Document, may (but shall be under no obligation to) perform the same for such Borrower's account, and any monies expended in so doing shall be chargeable to the Borrowers with interest, at the Default Rate, until the Event of Default is cured, and added to the indebtedness secured by the Collateral.

       All sums paid or advanced by the Agent or any Lender in connection with the foregoing or otherwise in connection with the Loan, and all court costs and expenses of collection, including without limitation, reasonable attorneys' fees and expenses (and fees and expenses resulting from the taking, holding or disposition of the Collateral) incurred in connection therewith shall be paid by the Borrowers upon demand and shall become a part of the Obligations secured by the Collateral. The Borrowers agree to bear the expense of each lien search, property and judgment report or other form of Collateral ownership investigation as the Agent in its discretion, shall deem necessary or desirable to assure or further assure to the Agent its interests in the Collateral.

       Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, in the event that any Collateral proceeds shall have been received by the Agent to pay any of the Obligations, such proceeds shall be applied first to the Obligations relating to, arising from or incurred in connection with the transactions contemplated by this Agreement in accordance with the terms and provisions of this Agreement, and then to any other Obligations of any Borrower.

                                  ARTICLE 10
                                  ----------

                               THE AGENT; AGENCY
                               -----------------

     Section 10.1  Appointment.  Each Lender hereby irrevocably appoints First
                   -----------
Union to act as the Agent for each such Lender pursuant to the provisions of this Agreement and the other Loan Documents, and irrevocably authorizes the Agent to take such action, and exercise such powers and perform such duties as are expressly delegated to or required of the Agent by the terms hereof or thereof, or are reasonably incidental thereto, including without limitation, executing documents on behalf of the Lender(s), as agent. First Union agrees to act as Agent on behalf of the Lender(s) on the terms and conditions set forth in this Agreement and the other Loan Documents, subject to its right to resign as provided in Section 10.10 of this Agreement. Each Lender agrees that the rights and remedies granted to the Agent under this Agreement and the other Loan Documents shall be exercised exclusively by the Agent, and that no Lender shall have the right individually to exercise any such right or remedy, except to the extent expressly provided herein or therein.

     Section 10.2  General Nature of the Agent's Duties.  Notwithstanding
                   ------------------------------------
anything to the contrary elsewhere in this Agreement or any other Loan Document:

          (a) The Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of the Agent shall be read into this Agreement or any other Loan Document or shall otherwise exist.

          (b) The duties and responsibilities of the Agent under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and the Agent shall not have a fiduciary relationship in respect of any Lender, except with respect to funds or collateral it receives on behalf of any Lender.

          (c) The Agent is and shall be solely the agent of the Lender(s). The Agent does not assume, and shall not at any time be deemed to have, any relationship of agency or trust with or for, or any other duty or responsibility to, any Borrower or any other person.

          (d) The Agent shall be under no obligation to take any action hereunder or under any other Loan Document if the Agent believes in good faith that taking such action may conflict with any applicable law, or any provision of this Agreement or any other Loan Document, or may require the Agent to qualify to do business in any jurisdiction where it is not then so qualified.

     Section 10.3  Exercise of Powers.
                   ------------------

          (a) The Agent shall have the authority to take any action of the type specified in this Agreement or any other Loan Document as being within the Agent's rights, powers or discretion, as it determines in its sole discretion, except as provided in subsection (b) below, and except as provided in any other Loan Document which expressly requires the direction or consent of (i) the Required Lenders; or (ii) all of the Lenders, in either of which circumstances the Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction or consent shall be binding on all of the Lenders.

          (b) Except as otherwise expressly provided in this Agreement, without the consent or approval of the Required Lenders, the Agent shall not, in any material respect, amend, modify, grant consents or waive terms or provisions of this Agreement or any other Loan Document (each, an "Amendment" and collectively, "Amendments"), or declare an Event of Default, provide formal written notice of an Event of Default to the Borrowers or exercise any rights or remedies against any Borrower. Each Lender agrees that its decision to consent to or reject any request by the Agent for any Amendment or for permission to declare an Event of Default, provide formal notice thereof to the Borrowers and/or exercise any rights or remedies arising by virtue of such default, shall be made as soon as reasonably practicable after the Agent has provided all information reasonably necessary to act on any such request, but in all events within fifteen (15) Business Days of the receipt of such information; provided, however, that in an emergency situation, the Agent may require the Lenders to respond within such shorter time period as may be specified by the Agent in writing, but in no event less than five (5) Business Days from the receipt of such information. Unless otherwise provided herein, the Agent shall exercise any and all rights and responsibilities on behalf of the Lenders in connection with an Event of Default. Additionally, the consent or approval of all of the Lenders shall be required for the Agent to (a) extend the final maturity of the Loan or any Note, reduce the interest rate payable on or extend the time of payment for any installment of principal, interest or fees payable in connection with the Loan, or issue Letters of Credit (i) having an expiration date beyond the Revolving Facility Maturity Date, except as otherwise expressly provided in this Agreement, or (ii) causing the aggregate outstanding amount of all such Letters of Credit issued to exceed Five Million Dollars ($5,000,000); (b) change the Percentage of the Commitment Amount of any Lender, (c) release all or a substantial portion of the

Collateral, except in accordance with the provisions of any applicable Loan Document, (d) amend the definition of the Required Lenders or Maximum Borrowing Base, expand the definitions of Eligible Billed Government Accounts Receivable, Eligible Billed Commercial Accounts Receivable and/or Eligible Unbilled Government Costs, or limit the definition of Ineligible Receivables, (e) consent to the assignment or transfer by any Borrower of any of its rights or obligations hereunder, (f) amend, modify or waive any provisions of this Section 10.3, (g) change the manner of application by the Agent of payments made under the Loan Documents, or (h) change the method of calculation used in connection with the computation of interest, commissions or fees. Each Lender agrees that its decision to approve or reject any request for an amendment or waiver with respect to this Agreement shall be made as soon as reasonably practicable after the Lender has received all information deemed by the Agent to be necessary to act on any such request. Notwithstanding anything to the contrary set forth in this Article 10, (i) if at any time the vote of all of the Lenders shall be required under this Agreement, then the vote of all of the Lenders (other than Mass Mutual, acting in its capacity as a Note "B" Holder) shall be necessary, except for any reduction to the interest rate payable under the Term Facility "B" Note, any extension of the Term Facility "B" Maturity Date or any change to the manner in which Mandatory Payments are to be applied to the Facilities (as set forth in Section 1.5 of this Agreement), in which event the vote of all of the Lenders (including Mass Mutual, acting in its capacity as a Note "B" Holder) shall be required; and (ii) with respect to matters requiring the vote of the Required Lenders, so long as Mass Mutual and First Union are not the only Lender parties hereto and the Percentage of Mass Mutual (acting in its capacity as a Note "B" Holder) and First Union (acting in its capacity as a Lender) equals or exceeds, in the aggregate, fifty-one percent (51%) of the aggregate Commitment Amount, such Percentages shall not be included in the calculation of the required fifty-one percent (51%) of the aggregate Commitment Amount unless one
(1) of the other Lenders (excluding any Lender which is a subsidiary or affiliate of, or related to, Mass Mutual or First Union) votes in the same manner as Mass Mutual or First Union.

     Section 10.4  General Exculpatory Provisions. Notwithstanding anything to
                   ------------------------------
the contrary elsewhere in this Agreement or any other Loan Document:

          (a) The Agent, in its capacity as Agent (but not as a Lender), shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, unless the same constitutes gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction.

          (b) The Agent, in its capacity as the Agent (but not a Lender), shall not be responsible for (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in this Agreement or any other Loan Document,
(iii) any failure of any Borrower or any Lender to perform any of their respective obligations under this Agreement or any other Loan Document, (iv) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any lien or encumbrance or other direct or indirect security afforded or purported to be afforded by any of the Loan Documents, or otherwise from time to time, or (v) caring for, protecting, insuring or paying any taxes, charges or assessments with respect to any Collateral.

          (c) The Agent shall be under no obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of any Borrower, (ii) the business, operations, condition (financial or otherwise) or prospects of any Borrower, or (iii) except to the extent as may be set forth in Section 10.5(f) of this Agreement, the existence of any Event of Default.

          (d) The Agent shall be under no obligation, either initially or on a continuing basis, to provide any Lender with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement or any other Loan Document to be furnished by the Agent to such Lender; it being understood and agreed that the Agent shall promptly deliver to each Lender copies of any and all notices, documents, instruments and agreements deemed by the Agent, in its reasonable discretion, to be material to the transactions contemplated by this Agreement (including, without limitation, copies of any and all field audit results and requests for the issuance of any Letter(s) of Credit).

     Section 10.5  Administration by the Agent.
                   ---------------------------

          (a) The Agent may rely upon any notice or other communication of any nature (written or oral, including telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any other Loan Document) purportedly made by or on behalf of the proper party or parties, and the Agent shall have no duty to verify the identity or authority of any person giving such notice or other communication.

          (b) The Agent may consult with legal counsel (including in-house counsel for the Agent), independent public accountants and any other experts selected by the Agent from time to time, and the Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

          (c) The Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Agent in accordance with the requirements of this Agreement or any other Loan Document. Whenever the Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Borrower or any Lender, such matter may (in the Agent's discretion) be established by a certificate of such Borrower or such Lender, as the case may be, and the Agent may conclusively rely upon such certificate.

          (d) The Agent may fail or refuse to take any action unless it shall be indemnified to its reasonable satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of every kind and nature which may be imposed on, incurred by or asserted against the Agent by reason of taking or continuing to take any such action; provided that no Lender shall be obligated to indemnify the Agent for any portion of such amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements resulting solely from the gross negligence or willful misconduct of the Agent, as finally determined by a court of competent jurisdiction.

          (e) The Agent may perform any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          (f) In the event that any Lender becomes aware (other than by written notice from the Agent) that an Event of Default exists, such Lender shall promptly provide written notice thereof to the Agent, as provided hereinbelow. The Agent shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default (other than a default in the payment of regularly scheduled principal or interest), unless the Agent has received from a Lender or any Borrower a written notice referring to this Agreement, describing the Event of Default, and stating that such notice is a "notice of default." If the Agent receives such a notice from any Lender or Borrower, the Agent shall give prompt notice thereof to each Lender.

          (g) Except in emergency situations requiring immediate audits, as determined by the Agent, the Agent shall provide three (3) Business Days prior notice to the Lender(s) of any field audit scheduled to be performed by the Agent pursuant to Section 1.6 of this Agreement. The Lender(s) shall be entitled to (i) receive copies of field audits performed by the Agent, and (ii) accompany the Agent to any field audit, provided that the Agent may, in its discretion, limit the number of Lenders attending any such field audit.

     Section 10.6  Lenders Not Relying on the Agent or Other Lenders. Each
                   -------------------------------------------------
Lender acknowledges as follows:

          (a) Neither the Agent nor any other Lender has made any representations or warranties to it, and no act taken hereafter by the Agent or any other Lender shall be deemed to constitute any representation or warranty by the Agent or such other Lender to it.

          (b) It has, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Loan Documents.

          (c) It will, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to authorize the Agent to take or not take action under or in connection with this Agreement and the other Loan Documents.

     Section 10.7  Indemnification. Each Lender agrees to reimburse and
                   ---------------
indemnify the Agent and the Agent's directors, officers, employees and agents (to the extent not reimbursed by any Borrower, and without limitation of the obligation of the Borrowers to do so), ratably in accordance with each Lender's Percentage, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs and disbursements of every kind or nature (including the reasonable fees and disbursements of counsel for the Agent or such other person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent or such other person shall be designated a party thereto) that may at any time be imposed on, reasonably incurred by or asserted against the Agent or such other person as a result of this Agreement, any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part, directly or indirectly, with the proceeds of the Loan; provided that no Lender shall be
                                           --------
obligated to indemnify the Agent or such other person for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of the person seeking indemnity, as finally determined by a court of competent jurisdiction.

     Section 10.8  The Agent in its Individual Capacity.  With respect to its
                   ------------------------------------
commitments and the Obligations owing to it, First Union shall have the same rights and powers under this Agreement and each other Loan Document as any other Lender, and may exercise the same as though it was not the Agent. The terms "Lender," "holders of Notes" and like terms shall include First Union in its individual capacity. First Union and its affiliates may make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of and engage in any other business with any Borrower and any stockholder, subsidiary or affiliate of any Borrower, as though First Union was not the Agent hereunder, and without liability to account to any other Lender with respect to the same.

     Section 10.9  Holders of Notes. The Agent may deem and treat any Lender
                   ----------------
which is the payee of a Note as the owner and holder of such Note for all purposes hereof unless and until written notice evidencing such transfer shall have been filed with the Agent; it being understood and agreed that any such transfer must comply with the requirements of Section 12.10(b) of this Agreement. Any authority, direction or consent of any person who at the time of giving such authority, direction or consent was a Lender shall be conclusive and binding on each present and subsequent holder, transferee or assignee of any Note or Notes payable to such Lender or issued in exchange therefor.

     Section 10.10  Successor Agent.  The Agent may resign at any time by giving
                    ---------------
fifteen (15) days prior written notice thereof to the Lender(s) and the Borrower, subject to appointment of a successor Agent (and such appointees acceptance of appointment) as below provided in this Section 10.10. Upon any such resignation, the Required Lenders shall appoint another Lender as the successor Agent; provided that such Lender is a commercial bank or trust company organized under the laws of the United States of America or any State thereof and has a combined capital and surplus of at least $1,000,000,000. In such event, the Agent's resignation shall not be effective until the successor Agent shall have accepted its appointment. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all of the properties, rights, powers, privileges and duties of the former Agent, without further act, deed or conveyance. Upon the effective date of resignation of a retiring Agent, such Agent shall be discharged from its duties under this Agreement and the other Loan Documents, but the provisions of this Agreement shall continue to inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If for any reason, at any time, there is no Agent hereunder, then during such period, the Required Lenders shall have the right to exercise the Agent's rights and perform its duties hereunder, except that (i) all notices or other communications required or permitted to be given to the Agent shall be given to each Lender, and (ii) with respect to the absence of the Agent, all payments to be made to the Agent shall be made directly to the Lender for whose account such payment is made (or to the Borrowers, if applicable).

     Section 10.11  Additional Agents. If the Agent shall from time to time deem
                    -----------------
it necessary or advisable to engage other agents for its own protection in the performance of its duties hereunder or in the interests of the Lenders, then the Agent and the Borrowers shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or advisable, in the opinion of the Agent, to constitute another commercial bank or trust company, or one or more other persons approved by the Agent, to act as co-Agent or a separate agent with respect to any part of the Collateral, with such powers as may be provided in such supplemental agreement, and with the power to vest in such bank, trust company or other person (as such co-Agent or separate agent, as the case may be), any properties, rights, powers, privileges and duties of such Agent under this Agreement or any other Loan Document.

     Section 10.12  Calculations. The Agent shall not be liable for any
                    ------------
calculation, apportionment or distribution of payments made by it in good faith. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the Lenders any payment in excess of the amount to which they are determined to be entitled, with interest thereon at the Federal Funds Rate, or, if the amount due was not paid by the Borrowers, to recover such amount from the Borrowers, with interest thereon at the rate provided in the applicable Note.

     Section 10.13  Funding by Agent.
                    ----------------

          (a) Except as otherwise expressly provided in this Agreement, the Agent alone be entitled to make all advances in connection with the Loan and shall receive all payments and other receipts relating to the Loan; it being understood, however, that the Agent has reserved the right not to advance any amounts to the Borrowers which the Agent has not received from the Lender(s). The Agent will notify each Lender of the date and amount of any requested advance, and if such notification is received by 1:00 p.m. Washington, D.C. time on any given Business Day, the Lender(s) shall provide the required funds to the Agent no later than the close of business on such Business Day. Once per week, or within such shorter time frame as may be requested by the Agent, the Agent and each Lender shall pay to each other such amounts (the "Equalization Payments") as may be necessary to cause each Lender to own its applicable Percentage of the Loan and otherwise implement the terms and provisions of this Agreement; it being understood that (i) each Lender shall be entitled to receive interest on amounts advanced by it only from the date of such Lender's advance of funds; (ii) payments made by the Borrowers and received by the Agent shall be promptly distributed to the Lenders in accordance with the terms of this Agreement; and (iii) LIBOR advances and payments of amounts outstanding on a LIBOR basis shall be made by and between the Agent and the applicable Lenders on a same day basis, provided that the applicable Request for Advance, LIBOR Election Form and Certification and/or payment of amounts outstanding on a LIBOR basis shall have been received by the Agent on or before 1:00 p.m. Washington, D.C. time on any given Business Day. The obligation of the Agent and each Lender to make Equalization Payments shall not be affected by a bankruptcy filing by any Borrower, the occurrence of any Event of Default or any other act, occurrence or event whatsoever, whether the same occurs, before, on or after the date on which an Equalization Payment is required to be made. All Equalization Payments shall be made by 1:00 p.m. Washington, D.C. time on the date such payment is required.

          (b) Unless the Agent shall have been notified in writing by any Lender no later than the close of business on the Business Day before the Business Day on which an advance requested by the Borrowers is to be made, that such Lender will not make its ratable share of such advance, the Agent may assume that such Lender will make its ratable share of the advance, and in reliance upon such assumption the Agent may (but in no circumstances shall be required to) make available to the Borrowers a corresponding amount. If and to the extent that any Lender fails to make such payment to the Agent when required, such Lender shall pay such amount on demand (or, if such Lender fails to pay such amount on demand, the Borrowers shall arrange for the repayment of such amount to the Agent), together with interest for the Agent's own account for each day from and including the date of the Agent's payment, to and including the date of repayment to the Agent (before and after judgment). Interest (a) if paid by such Lender

(i) for each day from and including the date of the Agent's payment to and including the second Business Day thereafter, shall accrue at the Federal Funds Rate for such day, and (ii) for each day thereafter, shall accrue at the rate or rates per annum payable under the Notes; and (b) if paid by the Borrowers, shall accrue at the rate or rates per annum payable under the Notes. All payments to the Agent under this Section shall be made to the Agent at its office set forth in the preamble of this Agreement (or as otherwise directed by the Agent), in dollars, in immediately available funds, without set-off, withholding, counterclaim or other deduction of any nature.

          (c) All borrowings under this Agreement shall be incurred from the Lenders pro rata on the basis of their respective Percentages of the applicable Facility (except to the extent advanced (i) as a Swing Line Loan, or (ii) by the Agent on behalf of any Lender as provided in subsection (a) or (b) above). It is understood that no Lender shall be responsible for any other Lender's failure to meet its obligation to make advances hereunder, and that each Lender shall be obligated to make advances required to be made by it hereunder regardless of the failure of any other Lender to make its advances hereunder.

          (d) Each payment and prepayment received by the Agent for the account of the Lenders shall be distributed first to the Swing Line Lender for application to any Swing Line Outstandings, and then to each Lender entitled to share in such payment, ratably in accordance with each Lender's Percentage; provided, however, that (i) any payment or prepayment made with respect to amounts outstanding under any Term Facility shall not be distributed first to the Swing Line Lender for application to any Swing Line Outstandings; (ii) any payment received by the Agent after the Acceleration Date shall be distributed first to the Swing Line Lender for application to any Swing Line Outstandings, and then to each Lender entitled to share in such payment, ratably based on the aggregate outstanding principal amount of the Loans funded by such Lender, together with any and all accrued and unpaid interest thereon, and (iii) any Lender who shall be in default of its obligations set forth in this Agreement or any other Loan Document or who has failed to fund its Percentage of any advance under the Loan shall not be entitled to share in any such payment(s) until such time as such default has been cured or such failure to fund, together with interest thereon (as provided in subsection (b) above), has been paid to the Agent in accordance with the terms and conditions of this Agreement or cured (as the case may be). Payments from the Agent to the Lenders shall be made by wire transfer in accordance with written instructions provided to the Agent by the Lenders from time to time. Unless the Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Lenders hereunder that the Borrowers will not make such payment in full, the Agent may assume that the Borrowers have made such payment in full on such date and the Agent, in reliance upon such assumption, may cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have made such payment in full to the Agent, each Lender shall repay to the Agent upon its demand therefor such amount distributed to such Lender, together with interest thereon at the overnight Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent.

          (e) If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of such Lender's Percentage of payments, such Lender shall forthwith purchase from the other Lender(s) such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lender(s); provided, however, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from the other Lender(s) shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (1) the amount of such Lender's required repayment, to (2) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount recovered. The Borrowers agree that any Lender purchasing a participation from another Lender pursuant to this Section 10.13(e), to the fullest extent permitted by law, may exercise all of its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

     Section 10.14  Benefit of Article. The provisions of this Article 10 are
                    ------------------
solely for the benefit of the Lenders. The Borrowers shall have no rights under (or rights to require any Lender's compliance with) any of the provisions of this Article 10; it being understood that the provisions of this Article 10 are not in limitation of any right, power, duty, obligation or liability which the Agent would have to or against any Borrower.


                                  ARTICLE 11
                                  ----------

                         CERTAIN ADDITIONAL RIGHTS AND
                     OBLIGATIONS REGARDING THE COLLATERAL
                     ------------------------------------

     Section 11.1  Power of Attorney. Each Borrower hereby irrevocably appoints
                   -----------------
the Agent as its agent and attorney-in-fact, with power of substitution, having full power and authority, in its own name, in the name of any Borrower or otherwise (but at the cost and expense of the Borrowers and without notice to the Borrowers), to (i) notify account debtors obligated on any of the Receivables to make payments thereon directly to the lockbox referenced in
Section 11.2 (if the lockbox shall have been established as required pursuant to Section 11.2 of this Agreement), and to take control of the cash and non-cash proceeds of any such Receivables, which right the Agent may exercise at any time whether or not any Borrower is then in default hereunder or was theretofore making collections thereon; (ii) charge against any bank account of any Borrower any item of payment credited to the Collateral Account which is dishonored by the drawee or the maker thereof; (iii) upon an Event of Default, compromise, extend or renew any of the Collateral constituting Receivables or deal with any of the Collateral as the Agent may deem advisable; (iv) upon an Event of Default, release its interest in, make exchanges or substitutions for and/or surrender, all or any part of any Borrower's interest in all or any part of the Collateral; (v) upon an Event of Default, remove from any Borrower's place(s) of business all books, records, ledger sheets, correspondence, invoices and documents relating to or evidencing any of the Collateral, or without cost or expense to the Agent or any Lender, make such use of any Borrower's place(s) of business as may be reasonably necessary to administer, control and/or collect the Collateral; (vi) upon an Event of Default, repair, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Account Debtor; (vii) demand, collect receipt for and upon an Event of Default, give renewals, extensions, discharges and releases of all or any part of the Collateral; (viii) upon an Event of Default, institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, all or any part of the Collateral; (ix) upon an Event of Default, settle, renew, extend, compromise, compound, exchange or adjust claims with respect to all or any part of the Collateral or any legal proceedings brought with respect thereto; and (x) receive and open all mail addressed to any Borrower, and if an Event of Default exists hereunder, notify the Post Office authorities to change the address for the delivery of mail to any Borrower to such address as the Agent may designate; it being understood that the rights granted to the Agent in this clause (x), which are operative on the occurrence of an Event of Default, shall not in any way limit or impair the other rights provided to the Agent or any Lender in this Agreement or any other Loan Document, including, without limitation, their rights with respect to the Collateral Account and the below-referenced lockbox. Furthermore, each Borrower hereby irrevocably appoints the Agent as its agent and attorney-in-fact, with power of substitution, having full power and authority, in its own name, in the name of the Agent, in the name of such Borrower or otherwise (but at the cost and expense of the Borrowers and without notice to the Borrowers) and regardless of whether an Event of Default has occurred or any act, event or condition which with notice or the lapse of time, or both, would constitute an Event of Default has occurred, to (a) file financing statements and continuation statements covering the Collateral and execute the same on behalf of any Borrower; (b) charge against any banking account of any Borrower any item of payment credited to any Borrower's account which is dishonored by the drawee or maker thereof; and/or (iii) endorse the name of any Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against any Account Debtor.

     Section 11.2  Lockbox.  Each Borrower agrees that, upon the Agent's request
                   -------
following the occurrence of an Event of Default which has continued unremedied beyond any applicable notice and/or cure period, the Borrowers shall establish and continually maintain on terms and conditions reasonably satisfactory to the Agent, one or more lockboxes (and, if required by the Agent, one or more blocked accounts) for the collection of Receivables. Each Borrower hereby authorizes the Agent to receive and collect any amount or amounts due or to become due on account of any Receivables following the occurrence of an Event of Default and, at its discretion, to apply the same to the repayment of the Notes. Except as otherwise may be approved by the Agent in writing, any checks or other remittances received by any Borrower in payment of the Receivables shall be held in trust by such Borrower for the Agent and Lender(s). Each Borrower shall, in writing, within thirty (30) days from the date the Agent shall have requested that one or more lockboxes be established and maintained, direct all of its customers (other than certain customers as may be approved by the Agent in writing) to make payments directly to the Agent pursuant to the form of Payment Direction Letter attached as Exhibit 8 hereto, and shall include on all of its
                             ---------
invoices, a direction to its customer to make all payments directly to the lockbox designated by the Agent in writing.


     Section 11.3  Other Agreements. Except as may otherwise be expressly
                   ----------------
permitted by the terms of this Agreement, and without limiting any other restrictions or provisions of this Agreement, each Borrower will (i) on demand, subject to any confidentiality and secrecy requirements imposed by any Government agency, make available in form reasonably acceptable to the Agent, shipping documents and delivery receipts evidencing the shipment of goods which gave rise to the sale or lease of inventory or of an account, contract right or chattel paper, completion certificates or other proof of the satisfactory performance of services which gave rise to the sale or lease of inventory or of an account, contract right or chattel paper, and each Borrower's copy of any written contract or order from which a sale or lease of inventory, an account, contract right or chattel paper arose; and (ii) when requested, advise the Agent when an Account Debtor returns or refuses to retain any goods, the sale or lease of which gave rise to an account, contract right or chattel paper, and of any delay in delivery or performance, or claims made in regard to any sale or lease of inventory, account, contract right or chattel paper. Upon reasonable notice, all such records will be available for examination by authorized agents of the Agent.

     It is expressly understood and agreed, however, that neither the Agent nor any Lender shall be required or obligated in any manner to make any inquiries as to the nature or sufficiency of any payment received by it or to present or file any claims or take any other action to collect or enforce a payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

                                  ARTICLE 12
                                  ----------

                                 MISCELLANEOUS
                                 -------------

     Section 12.1  Remedies Cumulative. Each right, power and remedy of the
                   -------------------
Agent and/or Lender(s) provided for in this Agreement or in any other Loan Document or now or hereafter existing at law or in equity, by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in any other Loan Document, or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise or beginning of the exercise by the Agent and/or any Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Agent and/or any Lender of any or all such other rights, powers or remedies.

     Section 12.2   Waiver. No failure or delay by the Agent or any Lender to
                    ------
insist upon the strict performance of any term, condition, covenant or agreement set forth in this Agreement or any other Loan Document, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of such term, condition, covenant or agreement or of any such breach, or preclude the Agent or any Lender from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any of the Obligations, neither the Agent nor any Lender shall be deemed to have waived either the right to require prompt payment when due of all other Obligations, or the right to declare a default for failure to make payment of any such other Obligations.

     Section 12.3   Notices. Notices to any party shall be in writing and shall
                    -------
be delivered personally or by first-class mail or nationally-recognized overnight delivery service addressed to the parties at the addresses set forth below or otherwise designated in writing:


          If to the Borrowers:  AverStar, Inc.
                                23 Fourth Avenue
                                Burlington, Massachusetts 01803
                                Attention:  Michael Alexander
                                            Chief Executive Officer

          If to the Agent:      First Union Commercial Corporation
                                1970 Chain Bridge Road, 9th Floor
                                McLean, Virginia 22102
                                Attention:  Mr. Jeffrey McGrath
                                            Director

          If to the Lender(s):  First Union Commercial Corporation
                                1970 Chain Bridge Road, 9th Floor
                                McLean, Virginia 22102
                                Attention:  Mr. Jeffrey McGrath
                                            Director

                                and to the other Lender parties hereto from time to time

          with a copy of all
          notices to the Agent
          and/or Lender to:     Dickstein Shapiro Morin & Oshinsky LLP
                                2101 L Street, N.W.
                                Washington, D.C. 20037
                                Attention:  Matthew S. Bergman, Esq.

          with a copy of all
          notices to the
          Borrowers to:         Swidler Berlin Shereff Friedman, LLP
                                919 Third Avenue
                                New York, New York 10022
                                Attention: Gerald Adler, Esq.

     Section 12.4   Entire Agreement. This Agreement and the other Loan
                    ----------------
Documents constitute the entire agreement of the parties with respect to the Loan and supersede all prior agreements and understandings (except that the terms and provisions set forth in (i) the Commitment Letter and attached term sheet with respect to the right of First Union and/or First Union Capital Markets Corp., exercisable in connection with its syndication of the Loan, to alter or amend the Loan, including, but not limited to any change in structure, pricing, financial covenants or maturity of the Loan, and the Borrowers' agreement to develop an alternative structure with First Union and/or First Union Capital Markets Corp. that will permit syndication of the Loan to the satisfaction of First Union and/or First Union Capital Markets Corp., and (ii) the Fee Letter, shall in each case survive the execution and delivery of this Agreement). This Agreement and the other Loan Documents shall continue in full force and effect for so long as any Borrower shall be indebted hereunder or under any Note, and thereafter until the Agent shall have actually received written notice of the termination hereof from the Borrowers and all Obligations incurred or contracted before receipt of such notice shall have been fully paid.

     Section 12.5   Relationship of the Parties. This Agreement provides for the
                    ---------------------------
extension of financial accommodations by the Lender(s), in their capacity as lender, to each Borrower, in its capacity as a borrower, and for the payment of interest and repayment of the Obligations by the Borrowers. Certain provisions herein, such as those relating to compliance with the financial covenants, delivery to the Agent and/or Lender(s) of financial statements, and compliance with other affirmative and negative covenants are for the benefit of the Lender(s) to protect the interests of the Lender(s) in assuring repayment of the Obligations. Nothing contained in this Agreement shall be construed as permitting or obligating the Agent or any Lender to act as a financial or business advisor or consultant to any Borrower, as permitting or obligating the Agent or any Lender to control any Borrower or to conduct any Borrower's operations, as creating any fiduciary obligation on the part of the Agent or any Lender to any Borrower, or as creating any joint venture, agency or other relationship between the parties other than as explicitly and specifically stated in this Agreement. Each Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision in this Agreement for waiver of trial by jury. Each Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decision to request the Obligations and execute and deliver this Agreement.

     Section 12.6   Waiver of Jury Trial; Punitive Damages. Each Borrower
                    --------------------------------------
hereby (a) covenants and agrees not to elect a trial by jury of any issue triable by a jury, and (b) waives any right to trial by jury and any right to claim punitive damages, in each case, fully to the extent that any such right shall now or hereafter exist. This waiver of right to trial by jury and right to claim punitive damages is separately given by each Borrower, knowingly and voluntarily, and this waiver is intended to encompass individually each instance and each issue as to which the right to a jury trial or any claim of punitive damages would otherwise accrue. The Agent or any Lender is hereby authorized and requested to submit this Agreement to any court having jurisdiction over the subject matter and the parties hereto, so as to serve as conclusive evidence of the Borrower's herein contained waiver of the right to jury trial and any right to claim punitive damages. Further, each Borrower hereby certifies that no representative or agent of the Agent or any Lender (including counsel for the Agent and/or and Lender) has represented, expressly or otherwise, to the undersigned that the Agent or any Lender will not seek to enforce this provision waiving the right to a trial by jury or any right to claim punitive damages.

     Section 12.7   Submission to Jurisdiction; Service of Process; Venue. Any
                    -----------------------------------------------------
judicial proceeding brought against any Borrower with respect to this Agreement or any other Loan Document may be brought in any court of competent jurisdiction in the Commonwealth of Virginia, and by execution and delivery of this Agreement, each party accepts for themselves and in connection with their properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid court, and irrevocably agree to be bound by any judgment rendered by such court in connection with this Agreement. Each Borrower irrevocably designates and appoints AverStar whose address is 23 Fourth Avenue, Burlington, Massachusetts 01803, as its agent to receive on its behalf service of all process in any such proceeding in any court in the Commonwealth of Virginia, such service being hereby acknowledged by each Borrower to be effective and binding on it in every respect. A copy of any such process so served shall be mailed by registered or certified mail to the Borrowers at the address to which notices are to be addressed in accordance with this Agreement, except that any failure to mail such copy shall not affect the validity of service of process. Each Borrower shall at all times maintain an agent for service of process pursuant to this provision. If any Borrower fails to appoint such an agent, or if such agent refuses to accept service, such Borrower hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Agent or any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction.

     Section 12.8   Changes in Capital Requirements. If after the date of this
                    -------------------------------
Agreement any Lender shall determine that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by such Lender with any request or directive regarding capital adequacy of any authority, central bank or comparable agency, which adoption, change or compliance has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of such Lender's obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then the interest rate on the Notes shall be increased to a rate which shall retain such Lender's original rate of return on such Lender's capital.

     Section 12.9   Captions. The paragraph headings of this Agreement are for
                    --------
convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

     Section 12.10  Modification And Waiver. Neither this Agreement nor any
                    -----------------------
term, condition, covenant or agreement hereof may be changed, waived, discharged or terminated orally, but that may be accomplished only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     Section 12.11  Transferability.
                   ---------------
          (a) No Borrower shall assign any of its rights, interests or Obligations under this Agreement.

          (b) No Lender shall sell, assign or otherwise transfer its interests under this Agreement to any person or entity (other than an Eligible Assignee), without the prior written consent of the Agent and the Borrowers; it being understood and agreed that the Borrowers' consent shall not be (i) unreasonably withheld; or (ii) required if an Event of Default exists or any act, event or condition has occurred which with notice or the lapse of time, or both, would constitute an Event of Default. Furthermore, no sale, assignment or transfer shall be made by any Lender (other than First Union) unless (i) if the proposed assignee of the transferring Lender is not an affiliate of the transferring Lender, at least thirty (30) days' prior written notice of such sale, assignment or transfer shall have been issued by such transferring Lender to the Agent and the Borrowers, and such notice identifies the proposed assignee; (ii) if the proposed assignee of the transferring Lender is an affiliate of the transferring Lender, written notice of such sale, assignment or transfer shall have been issued by such transferring Lender to the Agent and the Borrowers simultaneously with such sale, assignment or transfer, and such notice identifies the proposed assignee; (iii) the dollar equivalent of the Percentage of the transferring Lender being assigned equals or exceeds Five Million and No/100 Dollars ($5,000,000.00); (iv) the Agent shall have received a duly executed Assignment and Acceptance agreement, in the form attached as Exhibit 9 hereto; and (v) if
                                                  ---------
the proposed assignee of the transferring Lender is not an affiliate of the transferring Lender, an assignment fee in the amount of Five Thousand and No/100 Dollars ($5,000.00) shall have been paid to the Agent.

     Section 12.12  Governing Law; Binding Effect. This Agreement shall be
                    -----------------------------
governed by the laws of the Commonwealth of Virginia and be binding upon the Borrower and inure to the benefit of the parties hereto and their respective personal representatives, successors and assigns.

     Section 12.13  Gender; Number. As used herein, the singular number shall
                    --------------
include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require.

     Section 12.14  Materiality. Unless the context clearly indicates to the
                    -----------
contrary, determinations regarding the materiality of any act, event, condition or circumstance shall be in the reasonable judgment of the Agent.

     Section 12.15  Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument.



                 [Remainder of page intentionally left blank]

     This Agreement is signed, sealed and delivered as of the date first above-written.


ATTEST:                            Borrowers:
                                   ---------

[Corporate Seal]                   AVERSTAR, INC., a Delaware corporation

By:    /s/ Nicholas A. Pettinella  By:    /s/ Michael A. Alexander
       --------------------------         ------------------------
Name:  Nicholas A. Pettinella      Name:  Michael A. Alexander
       --------------------------
Title: Secretary                   Title: Chairman and CEO
       --------------------------

ATTEST:
[Corporate Seal]                   COMPUTER BASED SYSTEMS, INC.,
                                   a Virginia corporation


By:    /s/ Nicholas A. Pettinella  By:    /s/ Michael A. Alexander
       --------------------------         ------------------------
Name:  Nicholas A. Pettinella      Name:  Michael B. Alexander
       --------------------------
Title: Asst. Secretary             Title: President and Secretary
       --------------------------

ATTEST:
[Corporate Seal]                   COMPUTING APPLICATIONS SOFTWARE TECHNOLOGY,
                                   INC., a California corporation


By:    /s/ Nicholas A. Pettinella  By:    /s/ Michael A. Alexander
       --------------------------         ------------------------
Name:  Nicholas A. Pettinella      Name:  Michael A. Alexander
       --------------------------
Title: Secretary                   Title: Vice President
       --------------------------


ATTEST:
[Corporate Seal]                   INTERMETRICS SECURITIES, INC.,
                                   a Massachusetts corporation


By:    /s/ Nicholas A. Pettinella  By:    /s/ Michael A. Alexander
       --------------------------         ------------------------
Name:  Nicholas A. Pettinella      Name:  Michael A. Alexander
       --------------------------
Title: V.P., CFO Treasurer         Title: Vice President
       --------------------------


ATTEST:
[Corporate Seal]                   INTERMETRICS INTERNATIONAL, INC.,
                                   a Massachusetts corporation


By:    /s/ Nicholas A. Pettinella  By:    /s/ Michael A. Alexander
       --------------------------         ------------------------
Name:  Nicholas A. Pettinella      Name:  Michael A. Alexander
       --------------------------
Title: V.P., CFO, Treasurer        Title: Vice President
       --------------------------

                                   Agent:
                                   -----

                                   FIRST UNION COMMERCIAL CORPORATION

                                   By:    /s/ Jeff McGrath
                                          ------------------------
                                   Name:  Jeff McGrath
                                   Title: Director

                                   Lenders:
                                   -------

                                   FIRST UNION COMMERCIAL CORPORATION

                                   By:    /s/ Jeff McGrath
                                          ------------------------
                                   Name:  Jeff McGrath
                                   Title: Director

                                   STATE STREET BANK & TRUST COMPANY, N.A.

                                   By:    ________________________
                                   Name:
                                   Title:


                                   CRESTAR BANK

                                   By:    ________________________
                                   Name:
                                   Title:


                                   MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                                   By:    ________________________
                                   Name:
                                   Title:

                                   Agent:
                                   -----

                                   FIRST UNION COMMERCIAL CORPORATION

                                   By:    ___________________________
                                   Name:
                                   Title:

                                   Lenders:
                                   -------

                                   FIRST UNION COMMERCIAL CORPORATION

                                   By:    ___________________________
                                   Name:
                                   Title:

                                   STATE STREET BANK & TRUST COMPANY, N.A.

                                   By:    Suzanne L.Dwyer
                                          ---------------------------
                                   Name:  Suzanne L. Dwyer
                                   Title: Vice President


                                   CRESTAR BANK

                                   By:    ___________________________
                                   Name:
                                   Title:


                                   MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                                   By:    ___________________________
                                   Name:
                                   Title:

                                   Agent:
                                   -----

                                   FIRST UNION COMMERCIAL CORPORATION

                                   By:    ___________________________
                                   Name:
                                   Title:

                                   Lenders:
                                   -------

                                   FIRST UNION COMMERCIAL CORPORATION

                                   By:    ___________________________
                                   Name:
                                   Title:

                                   STATE STREET BANK & TRUST COMPANY, N.A.

                                   By:    ___________________________
                                   Name:
                                   Title:


                                   CRESTAR BANK

                                   By:    /s/ Timothy J. Duggan
                                          ---------------------------
                                   Name:  Timothy J. Duggan
                                   Title: Vice President


                                   MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                                   By:    ___________________________
                                   Name:
                                   Title:

                                   Agent:
                                   -----

                                   FIRST UNION COMMERCIAL CORPORATION

                                   By:    ___________________________
                                   Name:
                                   Title:

                                   Lenders:
                                   -------

                                   FIRST UNION COMMERCIAL CORPORATION

                                   By:    ___________________________
                                   Name:
                                   Title:

                                   STATE STREET BANK & TRUST COMPANY, N.A.

                                   By:    ___________________________
                                   Name:
                                   Title:


                                   CRESTAR BANK

                                   By:    ___________________________
                                   Name:
                                   Title:


                                   MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                                   By:    /s/ Michael P. Hermsen
                                          ---------------------------
                                   Name:  Michael  P. Hermsen
                                   Title: Managing Director